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                                  EXHIBIT 10.8


                   Office Lease - XXI Office Plaza Associates
            20030 Century Boulevard, Suite 201, Germantown, Maryland






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                       TABLE OF CONTENTS

     Section                                                 Page
     -------                                                 ----
1.   Definitions . . . . . . . . . . . . . . . . . . . . . . . .1
2.   Demised Premises and Term . . . . . . . . . . . . . . . . .2
3.   Payment of Rent . . . . . . . . . . . . . . . . . . . . . .3
4.   Annual Base Rent. . . . . . . . . . . . . . . . . . . . . .3
5.   Additional Rent . . . . . . . . . . . . . . . . . . . . . .5
6.   Permitted Use . . . . . . . . . . . . . . . . . . . . . . 10
7.   Governmental Compliance . . . . . . . . . . . . . . . . . 10
8.   Surrender of Demised Premises at Lease Expiration . . . . 11
9.   Assignment and Subletting . . . . . . . . . . . . . . . . 11
10.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . 12
11.  Alterations . . . . . . . . . . . . . . . . . . . . . . . 15
12.  Rules and Regulations . . . . . . . . . . . . . . . . . . 16
13.  Access to Demised Premises by Landlord. . . . . . . . . . 16
14.  Tenant's Repair Obligations . . . . . . . . . . . . . . . 16
15.  Landlord's Repair Obligations . . . . . . . . . . . . . . 17
16.  Personal Property of Tenants. . . . . . . . . . . . . . . 17
17.  Utilities/Supplies. . . . . . . . . . . . . . . . . . . . 17
18.  Defaults. . . . . . . . . . . . . . . . . . . . . . . . . 18
19.  Remedies. . . . . . . . . . . . . . . . . . . . . . . . . 19
20.  Fire or Other Casualty. . . . . . . . . . . . . . . . . . 23
21.  Subordination . . . . . . . . . . . . . . . . . . . . . . 24
22.  Condemnation. . . . . . . . . . . . . . . . . . . . . . . 25
23.  Holding Over. . . . . . . . . . . . . . . . . . . . . . . 25
24.  Landlord Advances . . . . . . . . . . . . . . . . . . . . 25
25.  Security Deposit. . . . . . . . . . . . . . . . . . . . . 25
26.  No Further Representations. . . . . . . . . . . . . . . . 25
27.  Force Majeure . . . . . . . . . . . . . . . . . . . . . . 25
28.  Estoppel Certificates . . . . . . . . . . . . . . . . . . 26
29.  Real Estate Brokers . . . . . . . . . . . . . . . . . . . 26
30.  Common Areas. . . . . . . . . . . . . . . . . . . . . . . 26
31.  Mechanics' Liens. . . . . . . . . . . . . . . . . . . . . 26
32.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . 27
33.  Quiet Enjoyment . . . . . . . . . . . . . . . . . . . . . 27
34.  Rights Reserved to Landlord . . . . . . . . . . . . . . . 27
35.  Relocation of Demised Premises. . . . . . . . . . . . . . 27
36.  Environmental Compliance. . . . . . . . . . . . . . . . . 28
37.  Communications and Computer Equipment . . . . . . . . . . 29
38.  Default by Landlord . . . . . . . . . . . . . . . . . . . 30
39.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . 30
40.  Governing Law . . . . . . . . . . . . . . . . . . . . . . 32

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EXHIBITS

There is attached hereto and incorporated as a part of this Lease:

     Rider
     EXHIBIT "A" - Floor Plan of Demised Premises
     EXHIBIT "B" - Rules and Regulations
     EXHIBIT "C" - License Agreement
     EXHIBIT "D" - Space Plan and Work Letter
     EXHIBIT "E" - Clarifications Relating to Operating Expenses

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     THIS LEASE dated this _____________ day of October, 1999 entered into by and between "Landlord" (as herein defined) and "Tenant" (as herein defined).

1. Definitions. For the purpose of this Lease, the terms set forth below shall have the meanings or be assigned the amounts corresponding thereto:

     (a)  "LANDLORD":            XXI Office Plaza Associates, an Illinois
                                 limited partnership

     (b)  "LANDLORD'S ADDRESS":  c/o Savitar Realty Advisors as Managing Agent
                                 2301 W. Sample Road, Building 3, Suite 5A
                                 Pompano Beach, Florida 33073
                                 954-979-6730

     (a)  "TENANT":              TEK DIGITEL, INC.

     (b)  "TENANT'S ADDRESS":    20030 Century Boulevard, Suite 201,
                                 Germantown, MD 20874

     (c)  "BUILDING":            The office building known as
                                 20030 Century Boulevard of Century XXI Office
                                 Complex, Germantown, Maryland 20874

     (d)  "DEVELOPMENT":         The three (3) buildings which comprise
                                 Century XXI Office Complex and the
                                 garage, parking lot and other improvements appurtenant thereto

     (e)  "DEMISED PREMISES":    Suite 201 which is located in the Building
                                 and is outlined on the floor plan attached hereto as Exhibit "A"

     (f)  "RENTABLE SQUARE FEET
          IN DEMISED PREMISES":  Approximately 7,147 square feet

     (i)  "RENTABLE SQUARE FEET
          IN DEVELOPMENT":       Approximately 163,854 square feet

     (j)  "COMMENCEMENT DATE":   November 15, 1999
                                 which date is subject to adjustment pursuant to
                                 Section 2 hereof.

     (a)  "EXPIRATION DATE":     Five years from the Commencement Date

     (b)  "TERM":                Five years from the Commencement Date.

     (c)  "ANNUAL BASE RENT":    Term               Annually

                                 Month 1-2        $114,351.96
                                 Month 13-24      $117,782.52
                                 Month 25-36      $121,316.04
                                 Month 37-48      $124,955.52
                                 Month 49-60      $128,704.20

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     (a)  "MONTHLY BASE RENT":   Term               Annually

                                 Month 1-2        $ 9,529.33
                                 Month 13-24      $ 9,815.21
                                 Month 25-36      $10,109.67
                                 Month 37-48      $10,412.96
                                 Month 49-60      $10,725.35

     (a)  "TAX BASE":            Based on the actual tax bill for Tax Year
                                 July 1, 1999 to June 30, 2000

     (b)  "OPERATING EXPENSE BASE":
               Based on actual Operating Expenses for and attributable to the calendar year 1999

     (a)  "BASE CPI AMOUNT"      n/a

     (b)  "TENANT'S PROPORTIONATE
          SHARE":                4.36%

     (a)  "PERMITTED USES":      General administrative offices

     (b)  "BROKERS":             Scheer Partners, Inc. and Insignia/ESG

     (c)  "SECURITY DEPOSIT":    $19,058.66, which amount shall be deposited
                                 with Landlord simultaneously upon Tenant's execution of the Lease Agreement

          "PREPAID RENT":        $38,117.32, four months Base Rent, which amount
                                 shall be deposited with Landlord simultaneously upon Tenant's execution of the Lease Agreement

     (v)  "DATE OF LEASE":       The date Landlord executes this Lease after
                                 receiving originals executed by Tenant (See top of this Page 1 for date)

     (w)  "RENT":                A collective term for Annual Base Rent,
                                 adjustments to Annual Base Rent, Additional
                                 Rent, and all other amounts becoming due from Tenant to Landlord hereunder.

     2. Demised Premises and Term. (a) Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, subject to the terms, covenants and conditions of this Lease, the Demised Premises in the Building for the Term set forth in Section 1 hereof, unless such right is sooner terminated as provided herein, commencing on the Commencement Date and ending on the Expiration Date. The Demised Premises are outlined on the floor plan attached hereto and made a part hereof as Exhibit "A". The sole purpose of the attached floor plan is to identify the general location of the Demised Premises in the Building and such floor plan is not a representation as to the actual size of the Premises.

     (b) The "Commencement Date" shall be the earlier of the date set forth in
Section 1 hereof or the date that Tenant first uses the Demised Premises or any portion thereof for any purpose permitted under this Lease. Notwithstanding the foregoing, in the event this Lease involves interior finish improvements to be constructed in the Demised Premises by Landlord ("Landlord's Work"), the "Commencement Date" shall be the later of the foregoing date or the date upon which Landlord's Work shall have been substantially completed, provided however, that if Landlord shall be delayed in such substantial completion as a result of:
(i) Tenant's request for materials, finishes or installations other than Landlord's building standard; (ii) Tenant's changes to the Space Plan described in Exhibit "D" after lease execution by Tenant; or (iv) any other

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act, omission or delay by Tenant; the Commencement Date shall be accelerated by the number of days of such delay, and provided further that if Landlord cannot substantially complete the Demised Premises as a result of any events (i) through (iv) above, Landlord may as its election complete so much of Landlord's Work as may be practical under the circumstances and, by written notice to Tenant, establish the Commencement Date as the date of such partial completion, subject to any applicable accelerations due to delays resulting from events (i) through (iv) above. Taking possession by Tenant shall be deemed conclusively to establish that the Demised Premises have been completed in accordance with the Space Plan described in Exhibit "D" and that the Demised Premises are in good and satisfactory condition, as of when possession was so taken. Tenant acknowledges that no representations as to the repair of the Demised Premises have been made by Landlord, unless such are expressly set forth in this Lease. After such "Commencement Date" Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Demised Premises. In the event of any dispute as to substantial completion of Landlord's Work, the certificate of Landlord's a third party architect or contractor shall be conclusive. If Landlord shall be unable to give possession of the Demised Premises on the Commencement Date because the Demised Premises are not ready for occupancy or if Landlord's Work is not completed, or for any other reason, Landlord shall not be subject to any liability for failure to give possession on said date, nor shall such failure affect the continuing validity of this Lease or be deemed to affect the Term of the Lease, but in such event Tenant shall not be liable for any Rent until such time as Landlord tenders delivery of possession of the Demised Premises to Tenant ready for occupancy. The Demised Premises shall not be deemed to be unready for Tenant's occupancy or incomplete if only minor or insubstantial details of construction, decoration or mechanical adjustments remain to be done in the Demised Premises or any part thereof.


     (c) In connection with Landlord's Work, where compliance is required by the Americans with Disabilities Act ("ADA"), Landlord shall comply with the ADA in all respects where said compliance is readily achievable. To the best of Landlord's knowledge, all aspects of the interior finish work to be performed as Landlord's work shall comply with ADA specifications. After the Commencement Date, and subject to the foregoing, where said compliance is readily achievable, Landlord shall comply with ADA in the common areas of the Building as such compliance relates to the general operation of the Building and Tenant shall be responsible for ADA compliance both within the Premises and within the Building to the extent compliance relates to Tenant's use of the Demised Premises or use of the Demised Premises by Tenant's employees, agents or invitees. Both Landlord and Tenant shall be given ample and appropriate opportunity to challenge any ADA compliance order or notice received from the applicable governmental authority.

     3. Payment of Rent. All Annual Base Rent and Additional Rent payable by Tenant pursuant to the terms of this Lease shall be paid to Landlord, without notice or demand and without deduction, abatement or set off of any kind, c/o Savitar Realty Advisors as Managing Agent for the Landlord, 2301 W. Sample Road, Building 3, Suite 5A, Pompano Beach, Florida 33073 or by Electronic Funds Transfer to Landlord's banking institution or to such other person, firm or corporation as Landlord may, from time to time, designate in writing. The covenant of payment of Rent is an independent covenant of Tenant in this Lease. If the Term commences on a date other than the first day of a calendar month, or ends on a date other than the last day of a calendar month, then the Rent (including all Annual Base Rent payable pursuant to Section 4 hereof and all Additional Rent payable pursuant to Section 5 hereof) for such partial calendar month shall be prorated on the basis of the actual number of days in such month included within the Term hereof.

     4. Annual Base Rent. Tenant shall pay to Landlord, throughout the Term of this Lease the Annual Base Rent set forth in Subsection 1(m) as follows:


          (a) Annual Base Rent shall be payable in twelve (12) equal monthly installments of the Monthly Base Rent set forth in Subsection 1(n) with each monthly installment to be due and payable in advance on or before the first day of each and every month during the Term of this Lease, except that Monthly Base Rent for the first four full calendar month for which Monthly Base Rent shall be due, shall be paid when Tenant executes this Lease ("Prepaid Rent").


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     5. Additional Rent. Tenant covenants and agrees to pay to Landlord, throughout the Term of this Lease, Additional Rent in accordance with the following terms:

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          (a)  Definition of Operating Expenses.

               (1) For purposes of this Section 5, the term "Operating Expenses" shall mean and include all expenses, costs, fees and disbursements paid or incurred by or on behalf of the Landlord of every kind and nature for owning, managing, operating, maintaining, restoring and repairing the Development and the personal property used in conjunction therewith, including (without limitation) the cost of electricity, steam, water, sewer, gas, fuel, heating, lighting, air conditioning, window cleaning, janitorial services, insurance, including but not limited to, fire, extended coverage, liability, workmen's compensation, elevator, or any other insurance carried by the Landlord and applicable to the Development, painting, uniforms, management fees, supplies, sundries, sales or use taxes on supplies or services, cost of wages and salaries of all persons engaged in the operation, administration, maintenance and repair of the Development, and fringe benefits, including social security taxes, unemployment insurance taxes, cost for providing coverage for disability benefits, cost of any pensions, hospitalization, welfare or retirement plans, or any other similar or like expenses incurred under the provisions of any collective bargaining agreement, or any other cost or expense which Landlord pays or incurs to provide benefits for employees so engaged in the operation, administration, maintenance and repair of the Development, the charges of any independent contractor who, under contract with the Landlord or its representatives, does any of the work of operating, maintaining or repairing of the Development, legal and accounting expenses, any expenses allocated to the Development under any reciprocal easement or other agreements relating to any common facilities and services appurtenant to the Development, or any other expense or charge, whether or not hereinbefore mentioned, which in accordance with generally accepted accounting or management principles would be considered as an expense of owning, managing, operating, maintaining or repairing the Development. In order to avoid or reduce the impact of artificial distortions in any given year, certain Operating Expenses may be amortized by Landlord over a period of several years or Landlord may make equitable adjustments where an item of Operating Expenses is not representative of what is typical for a particular calendar year. The term Operating Expenses shall not include costs or other items included within the meaning of the term "Taxes" (as hereinafter defined), costs of alterations of the premises of tenants of the Development, costs of capital improvements to the Development, depreciation charges, interest and principal payments on mortgages, ground rental payments, and real estate brokerage and leasing commissions, except as hereinafter otherwise provided.

               (2) Notwithstanding anything contained in this Subsection 5(a) to the contrary, the cost of any capital improvements to the Development or alterations of the premises of tenants of the Development, or to the HVAC systems thereof, made after the date of this Lease which are intended to reduce Operating Expenses, or designed to protect the health and safety of the tenants in the Development, or which are required under any governmental laws, regulations, or ordinances which were not applicable to the Development at the time it was constructed, amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized cost of any such improvement (at the corporate base interest rate at the First National Bank of Chicago on the date the cost of such improvement was incurred) shall be included in the definition of Operating Expenses.

               (3) If the aggregate space of the Development is less than ninety-five percent (95%) occupied by tenants during all or a portion of any calendar year, then Landlord shall make an appropriate

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          adjustment for such year of those components of Operating Expenses which may vary depending upon the occupancy level of the Development so that all of such variable components of Operating Expenses paid or incurred by Landlord and included in Operating Expenses for such year, are ratably allocated to the tenants then occupying space in the Development. Any such adjustments shall also be deemed expenses paid or incurred by Landlord and included in Operating Expenses for such year, as if the Development had been fully occupied and the Landlord had paid or incurred such expenses. If Landlord does not furnish during any calendar year any particular work or service to tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, (the cost of which, if performed by Landlord, would constitute an Operating Expense) Operating Expenses shall be deemed to be increased by an amount equal to the additional expense which would reasonably have been incurred during such calendar year by Landlord if it had, at its own expense, furnished such work or service to such Tenant.

               (4) Attached hereto as Exhibit "E" are Operating Expense Exclusions as clarified and agreed to by Tenant and Landlord.

          (b) Definition of Taxes.

               (1) For purposes of this Section 5, the term "Taxes" shall mean real estate taxes, assessments and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including general income or franchise taxes or any other taxes imposed upon or measured by income or profits, unless the same shall be imposed in lieu of Taxes as herein defined or unless same shall be specifically imposed upon income derived from rents), which may now or hereafter be levied or assessed against the Development, any renovation, rehabilitation or improvement thereof, or any portion of the Development for any "Tax Year" (as herein define ) during the Term. In case of special taxes or assessments which may be payable in installments, only the amount of each installment paid during a Tax Year shall be included in Taxes for such Tax Year. Except as provided in the preceding sentence, all references to Taxes "for" a particular Tax Year shall be deemed to refer to Taxes levied, assessed or otherwise imposed for such Tax Year without regard to when such Taxes are payable. Taxes shall also include any personal property taxes (attributable to the Tax Year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances used in connection with the operation of the Development. Taxes also include the Landlord's reasonable costs and expenses (including reasonable attorney's fees) in contesting or attempting to reduce any Taxes. Notwithstanding anything contained in this Subsection 5(b) to the contrary, if at any time the method of taxation then prevailing shall be altered so that any new or additional tax, assessment, levy, imposition or charge or any part thereof shall be imposed upon Landlord in place or partly in place of any such Taxes, or contemplated increase therein or in addition to any such Taxes, and shall be measured by or be based in whole or in part upon the real property or the rents or other income therefrom, then all such new taxes, assessments, levies, impositions or charges or part thereof, to the extent that they are so measured or based, shall be included in Taxes levied, imposed or assessed against the real property to the extent that such items would be payable if the real property were the only property of Landlord subject thereto and the income received by Landlord from the real property were the only income of Landlord. The term "Tax Year" as used in this Subsection 5(b) means a twelve (12) month period established by Landlord as the

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          year for purposes of computing the aggregate of Taxes due and payable under this Lease.

               (2) In the event the Development is not assessed as fully improved or occupied for any Tax Year, then Taxes shall be adjusted to the Taxes which would have been payable in such Tax Year if the assessment has been made on a fully improved or occupied basis, based on Landlord's adjustment of the "Taxes" for such Tax Year, employing sound management principles.

          (c)  Definition of Tenant's Proportionate Share.

               (1) For purposes of this Section 5 and for purposes of the Lease in general, the term Tenant's proportionate Share represents a percentage obtained by dividing the Rentable Area in the Demised Premises by the Rentable Area of the Development, as determined by Landlord.

               (2) The term "Rentable Area of the Development" as used in this Lease shall mean the sum of the areas on all floors of the three (3) buildings in the Development computed by measuring the inside face of the exterior glass or finished column or exterior wall of the buildings on each entire floor, plus mechanical space, common service areas available for use by all tenants in the buildings, reception and lobby areas, vending machine and commissary areas and loading docks and excluding only public stairs, elevator shafts, flues, stacks, pipe shafts and vertical ducts measured from the outside wall surface of such spaces ("vertical penetrations"). No deduction shall be made for columns or projections necessary to the buildings.

               (3) The term "Rentable Area of the Demised Premises" as used in this Lease shall mean (A) if this Lease is for an entire floor, the area of the entire floor measured to the inside finished surface of the exterior glass or finished column or exterior wall of the building in which the Demised Premises are located, excluding vertical penetrations, plus a proportionate share of the building's mechanical space and common service areas; or (B) if this Lease is for less than an entire floor, the area measured from the inside finished surface of the exterior glass or finished column or exterior wall of the building in which the Demised Premises are located to the center line of all demising partitions and to the inside finished surface of the office side of corridor and other permanent walls, plus (I) a proportionate share of public areas (including corridors, elevator lobbies, toilets, mechanical spaces and janitor, electrical and telephone closet(s) on the floor housing the Demised Premises; and (III) a proportionate share of mechanical space and common service areas in the building in which the Demised Premises are located. In making the calculations pursuant to (A) or (B) above, no deduction shall be made for columns or projections necessary to the building in which the Demised Premises are located.

          (d) Calculation of Additional Rent. In addition to the Annual Base Rent, the Tenant shall pay as "Additional Rent", the "Operating Expense Rent Adjustments" and "Tax Rent Adjustments" (as hereinafter defined and collectively referred to as "Rent Adjustments") without set-off or deduction to the Landlord in the manner hereinafter set forth. The amount of Rent Adjustments due and payable under this Lease shall be calculated as follows:

               (1) In the event that the amount of "Operating Expenses" (as herein defined) attributable to and for any calendar year shall be greater than the "Operating Expense Base" [as defined in Subsection 1(p)], then the Tenant shall pay to the Landlord as Additional Rent

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         "Tenant's Proportionate Share" (as herein defined) of such excess
          (said amount being the "Operating Expense Rent Adjustment"); and

               (2) In the event that the amount of "Taxes" (as herein defined) attributable to and for any Tax Year shall be greater than the "Tax Base" [as defined in Subsection 1(o)], then the Tenant shall pay to Landlord, as Additional Rent, the Tenant's Proportionate Share of such excess (said amount being the "Tax Rent Adjustment").

          (e) Monthly Payments of Tax Rent Adjustments. As soon as reasonably feasible after the expiration of each Tax Year and after the Taxes for such Tax Year are determined, Landlord shall furnish to Tenant a statement ("Tax Adjustment Statement") showing the following: (i) Taxes for such Tax Year;
     (ii) the Tax Rent Adjustment due Landlord for such Tax Year, less credits for Rent Adjustment Deposits for Taxes, if any, paid for such Tax Year; and
     (iii) the "Rent Adjustment Deposit" (as herein defined) for Taxes due for the current Tax Year. The term "Rent Adjustment Deposit" means an amount equal to Landlord's estimate of Rent Adjustments due for any Tax Year. Within thirty (30) days after Tenant's receipt of each Tax Adjustment Statement, Tenant shall pay Landlord: (1) the Tax Rent Adjustments shown on said Statement to be due Landlord for the Tax Year last ended, plus (2) the lump sum amount, which when added to the Rent Adjustment Deposits for Taxes theretofore paid in the current Tax Year, if any, would provide the Landlord with an amount that Landlord would have theretofore been paid had Tenant paid one-twelfth of the Rent Adjustment Deposit for Taxes shown on said Statement, for the current Tax Year, to Landlord monthly on the first day of each month of such Tax Year. Commencing on the first day of the first month after Tenant's receipt of such Tax Adjustment Statement, and on the first day of each month thereafter until Tenant receives a more current Tax Adjustment Statement, Tenant shall pay to Landlord one-twelfth of the Rent Adjustment Deposit for Taxes shown on said Statement. During the last complete Tax Year, Landlord may include in the Rent Adjustment Deposit for Taxes its estimate of the Tax Rent Adjustment which may not be finally determined until after the expiration of the Term. The Tenant's obligation to pay the Tax Rent Adjustment shall survive the Term. Notwithstanding anything in this Subsection (e) to the contrary, Landlord may, at any time, during the first Tax Year deliver to Tenant, a statement ("First Year Tax Deposit Statement") setting forth the Rent Adjustment Deposit for Taxes due for such Tax Year. If Landlord delivers such Statement, Tenant shall pay Rent Adjustment Deposits for Taxes for such first Tax Year in the same manner as though said Rent Adjustment Deposit.

          (f) Monthly Payments of Operating Expense Rent Adjustments. As soon as reasonably feasible after the expiration of each calendar year, Landlord will furnish Tenant a statement ("Operating Expense Adjustment Statement") showing the following: (i) Operating Expenses attributable to the calendar year last ended; (ii) the Operating Expense Rent Adjustments due Landlord for the calendar year last ended, less credits for Rent Adjustment Deposits for Operating Expenses paid, if any paid for such calendar year; and (iii) the Rent Adjustment Deposit for Operating Expenses due for the current calendar year. Within thirty (30) days after Tenant's receipt of each Operating Expense Adjustment Statement, Tenant shall pay to Landlord: (1) the Operating Expense Rent Adjustments shown on said Statement to be due Landlord for the calendar year last ended; plus (2) the lump sum amount, which when added to the Rent Adjustment Deposit for Operating Expenses theretofore paid in the current calendar year, if any, would provide the Landlord with an amount that Landlord would have theretofore been paid had Tenant paid one-twelfth (1/12) of the Rent Adjustment Deposit for Operating

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     Expenses shown on said Statement, for the current calendar year, to
     Landlord monthly on the first day of each month of such calendar year. Commencing on the first day of the first month after Tenant's receipt of each Operating Expense Adjustment Statement, and on the first day of each month thereafter until Tenant receives a more current Operating Expense Adjustment Statement, Tenant shall pay to Landlord one-twelfth (1/12) of the Rent Adjustment Deposit for Operating Expenses shown on said Statement. During the last complete calendar year, Landlord may include in the Rent Adjustment Deposit for Expenses its estimate of the Operating Expense Rent Adjustment which may not be finally determined until after the expiration of the Term. The Tenant's obligation to pay the Operating Expense Rent Adjustment shall survive the Term. Notwithstanding anything in this Subsection (f) to the contrary, Landlord may, at any time, during the first calendar year deliver to Tenant, a statement ("First Year Operating Expense Deposit Statement") setting forth the Rent Adjustment Deposit for Operating Expenses due for such calendar year. If Landlord delivers such Statement, Tenant shall pay Rent Adjustment Deposits for Operating Expenses for such first calendar year in the same manner as though said Rent Adjustment Deposits for Operating Expenses had been set forth in an Operating Expense Adjustment Statement delivered to Tenant.

          (g) Annual Payments of Rent Adjustments. Tenant's payment of the Rent Adjustment Deposits for each calendar year, or Tax Year as the case may be, shall be credited against the applicable Rent Adjustments for such calendar year or Tax Year. All Rent Adjustment Deposits need not be kept separate and apart and no interest shall be paid to Tenant thereon. If the Rent Adjustment Deposit paid by Tenant for any calendar year, or Tax year as the case my be, exceeds the applicable Rent Adjustments for such calendar year, or Tax Year as the case may be, then Landlord shall give a credit to Tenant in an amount equal to such excess against the applicable Rent Adjustments due for the next succeeding calendar year, except that if any such excess relates to the last calendar year, or Tax Year as the case may be, of the Term, then Landlord shall refund such excess to Tenant, provided that all of the following have first occurred:

               (1)  the Term has expired or otherwise been terminated;

               (2) Tenant has vacated the Demised Premises and removed all of its property and improvements therefrom in accordance with this Lease;

               (3) Tenant has surrendered the Demised Premises to Landlord in accordance with this Lease; and

               (4) Tenant has paid all Annual Base Rent and Rent Adjustments due under this Lease and has fully performed and observed each and every term, covenant and condition of this Lease required to be performed or observed by Tenant.

          (h) Special Allocations. Landlord and Tenant acknowledge that certain costs of the Development are allocated among the several buildings in the Development using methods of allocation that are considered reasonable and appropriate under the circumstances. Tenant hereby consents to such allocations provided that the determination of such costs and the allocation of all or part thereof to Operating Expenses and Taxes hereunder shall be in accordance with generally accepted accounting principles applied on a consistent basis.

         (i) Audit. Provided an Event of Default on the part of the Tenant is not then existing, Tenant or its accountant (but not a subtenant) shall have the right after seven (7) days prior written notice to Landlord to examine Landlord's books and records of Operating Expenses and Taxes for the immediately preceding calendar year during normal business hours at the office of Landlord or Landlord's agent within sixty days (60) days following the furnishing of the Tax and Operating Expense Adjustment Statements to Tenant. Unless Tenant takes written exception to any item within sixty days (60) days following the furnishing of the Adjustment Statements to Tenant (which item shall be paid in any event), such statements shall be considered as final and accepted by Tenant. Tenant may take exception to matters included in Taxes or Operating Expenses, or Landlord's computation of Tenant's Proportionate Share of either, by sending notice specifying such exception and the reasons therefor to Landlord no later than thirty (30) days after Landlord makes such records available for examination. Such Rent Adjustment Statements shall be considered final, except as to matters to which exception is taken after examination of Landlord's records in the foregoing manner and within the foregoing times. Tenant acknowledges that Landlord's ability to budget and incur expenses depends on the finality of such Statement, and accordingly agrees that time is of the essence of this Subsection. If Tenant takes exception to any matter contained in the Rent Adjustment Statements as provided herein, Landlord shall refer the matter to an independent certified public accountant, whose certification as to the proper amount shall be final and conclusive as between Landlord and Tenant. Tenant shall promptly pay the cost of such certification unless such certification determines that Tenant was overbilled by more than two percent (2%). Pending resolution of any such exceptions in the foregoing manner, Tenant shall continue paying Tenant's Proportionate Share of Taxes and Operating Expenses in the amounts determined by Landlord, subject to adjustment after any such exceptions are so resolved. Tenant acknowledges that Landlord has made no representation, warranty or guaranty relating to the amount of the Tax Base and Operating Expense Base.

     6. Permitted Use. Tenant shall use and occupy the Demised Premises continuously for the permitted use set forth in Subsection 1(s) only, and for no other purpose unless agreed to in writing by Landlord. Tenant shall at its own cost and expense obtain any and all licenses and permits necessary for its use of the Demised Premises. Tenant's use shall not violate any recorded covenants, conditions and restrictions affecting the Development or any law or the certificate of occupancy issued for the Building of which the Demised Premises is a part, and Tenant shall, upon five (5) days written notice from Landlord, discontinue any use of the Demised Premises which is declared to be a violation of any recorded covenants, conditions and restrictions affecting the Development or of any law or of said certificate of occupancy. Tenant shall comply with any directive of any governmental authority which shall impose any duty upon Tenant or Landlord with respect to the Demised Premises or with respect to the use or occupancy thereof. Tenant shall upon demand immediately reimburse Landlord as additional rent for any costs incurred by Landlord as a result of Tenant's failure to comply with the provisions of this Section 5. Tenant shall not do or permit to be done anything in or about the Demised Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Development, or use or allow the Demised Premises to be used for any unlawful or objectionable purpose. Tenant shall not permit any action which would constitute a nuisance or would disturb or endanger any other tenants of Development or unreasonably interfere with such tenants' use of their respective premises or permit any use which would adversely affect the reputation of the Development. Tenant will not use or permit the Demised Premises or any part there of to be used for any disorderly, unlawful or hazardous purpose.

     7. Governmental Compliance. Tenant shall, at its own expense, comply (and Tenant shall not permit a failure in compliance of the Demised Premises) with all laws, orders, ordinances and regulations of federal, state, county and municipal authorities, which are currently and may hereafter be in force and effect, and with directions of public officers thereunder, and notices from Landlord's mortgagee and any ground lessor, respecting all matters of use, occupancy, alteration, condition or maintenance of the Demised Premises, whether such orders or directions shall be directed to Tenant or Landlord, and Tenant shall hold Landlord harmless from any cost or expenses on account thereof.

     8. Surrender of Demised Premises at Lease Expiration. Tenant agrees to keep the Demised Premise and the fixtures therein clean and in good order and repair and will, at the expiration or earlier termination of the Term hereof, surrender and deliver up the same in broom clean and in like good order and repair, as the same now is or shall be at the Commencement Date, ordinary wear and tear excepted and loss by casualty covered by insurance to be secured pursuant to
Section 20 excepted (but not excepting any damage or loss not reimbursed by insurance because of the existence of a deductible under the appropriate policy), failing which Landlord may restore the same at Tenant's sole cost and expense at one hundred fifteen percent (115%) of Landlord's cost therefor. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Demised Premises and shall arrange to meet with Landlord for a joint inspection of the Demised Premises prior to vacating. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the Demised Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration. The vacation of the Building or move into the Building by Tenant, shall be governed by such reasonable rules and regulations adopted by Landlord from time to time, provided such rules and regulations are uniformly applied to all tenants.

     9. Assignment and Subletting. (a) Tenant shall not transfer, assign, mortgage or encumber this Lease by operation of law or otherwise, or sublet or permit the Demised Premises, or any part thereof to be used by others, including concessionaires or licensees of Tenant, without the prior written consent of Landlord in each instance, and Tenant shall not permit a use other than the use specified in Section 5. Any attempted transfer, assignment, subletting, mortgaging or encumbering of this Lease in violation of the foregoing sentence shall be null and void and confer no rights upon any third person. No permitted assignment or subletting shall relieve Tenant from any of its obligations under this Lease. If Landlord consents to any such transfer, assignment or subletting, the same shall not be effective unless and until (i) Tenant gives written notice thereof to Landlord; and (ii) such transferee, assignee or sublessee shall deliver to Landlord (A) a written agreement in form and substance satisfactory to Landlord pursuant to which such transferee, assignee or sublessee assumes all of the obligations and liabilities of Lease hereunder, and (B) a certified copy of the document or agreement memorializing such transaction.

          (b) If, without prior written consent, this Lease is transferred or assigned by Tenant, or if the Demised Premises, or any part thereof, are subject or occupied by anybody other than Tenant, whether as a result of any act or omission by Tenant, or by operation of law or otherwise, Landlord, whether before or after the occurrence of an event of default, may, in addition to, and not in diminuation of or substitution for, any other rights and remedies under this Lease or pursuant to law to which Landlord may be entitled as a result thereof, collect Rent from the transferee, assignee, subtenant or occupant and apply the net amount collected to the Rent herein reserved, but no such transfer, assignment, subletting, occupancy or collection shall be deemed a waiver of the provisions of this or the acceptance of the transferee, assignee, subtenant, or occupant as Tenant, or a release of Tenant from the further performance by Tenant of its obligation under this Lease.

          (c) Neither the consent by Landlord to any transfer, assignment or subletting nor the reference in any provision of this Lease or in any rules and regulations to concessionaires and licensees shall in anywise be construed to relieve Tenant from obtaining, in each instance, the express consent in writing of Landlord to any further transfer, assignment or subletting or to the granting of any concession or license for the use of any part of the Demised Premises.

          (d) Landlord shall not unreasonably withhold its consent described in the foregoing provisions provided, should Landlord withhold its consent for one of the following reasons, which list is not exclusive, such withholding shall be deemed to be reasonable: (i) Landlord has not received for approval at least thirty (30) days before the proposed transaction a copy of a fully executed unconditional assignment or sublease in a form acceptable to Landlord together with detailed information as to the character, reputation, business experience and financial statement of the third party; (ii) in the reasonable judgement of Landlord the proposed sublessee or assignee is of a character or reputation or engaged in a business which is not in keeping with the standards of Landlord for the Building; (iii) in the reasonable judgment of Landlord the purpose for which the proposed sublessee or assignee intends to use the Demised Premise are not in keeping, unsuitable or incompatible with the standards of Landlord for the Building, or are in violation of the terms of any other leases in the Building, it being understood that the purpose for which the proposed sublessee or assignee intends to use the Demised Premise may not be in violation of this Lease; (iv) a subletting will result in there being more than two occupants within the Demised Premises, including Tenant and all sublessees; (v) the Demised Premises is not regular in shape with the appropriate means of ingress and egress and suitable for normal renting purposes; (vi) the proposed sublessee or assignee is either a government (or subdivision agency thereof) or an occupant or an affiliate of an occupant of the Building; (vii) an assignment is desired and the Demised Premises are less than the entire Demised Premises or less than the remaining lease term is being assigned; (viii) the assignee or sublessee is not, in the judgement of Landlord, sufficiently financially responsible or stable to perform its obligations under the proposed sublease or assignment; (ix) Tenant is in default under this Lease; or (x) the transaction with the assignee or sublessee will cause Landlord to incur excessive costs or expenses relative to compliance under governmental laws.

     The foregoing are merely examples of reasons for which Landlord may reasonably withhold its consent and shall not be deemed exclusive of any permitted reasons for withholding consent, whether similar or dissimilar to the foregoing examples.

          (e) If Tenant is or becomes a closely-held corporation and if during the Term of this Lease, the ownership of the shares of stock which constitute control of Tenant changes other than by reason of gift or death, Tenant shall notify Landlord of such change within five (5) days thereof. Landlord, at its option, may at any time after such change terminate this Lease by giving Tenant reasonable written notice of said termination. The term "control" as used herein means the power to directly or indirectly direct or cause the direction of the management or policies of the Tenant. A change or series of changes in ownership of stock which would result in direct or indirect change in ownership by the stockholders or an affiliated group of stockholders of less than fifty percent (50%) of the outstanding stock as of the date of the execution and delivery of this Lease shall not be considered a change of control.

          (f) If Tenant is an entity, whether it be a partnership, corporation, trust, limited liability company, or any other type of entity, the Tenant must get the written consent of Landlord before Tenant can convert to be a different type of entity.

          (g) If Tenant is an entity whose ownership is not publicly held, and if during the Term, the ownership of the control of Tenant changes, Tenant shall notify Landlord of such change within five (5) days thereof, and Landlord, at its option, may at any time thereafter terminate this Lease by giving Tenant written notice of said termination at lease sixty (60) days prior to the date of termination stated in the notice. The term "control" as used herein means the power to directly or indirectly direct or cause the direction of the management or policies of the Tenant. A change or series of changes in ownership of stock which would result in direct or indirect change in ownership by the stockholders or an affiliated group of stockholders of less than fifty percent (50%) of the outstanding stock shall not be considered a change of control.

     10. Insurance. (a) Tenant shall procure and maintain in full force and effect at Tenant's own expense commencing on the date Tenant first uses any part of the Premises or the Premises are first made available to Tenant and during the entire Term the types and amounts of insurance specified below, upon terms and conditions satisfactory to Landlord, with insurance companies authorized to do business in the state in which the property is located, and having an A.M. Best's rating of A:X or better from the Bests' Key Rating Guide, insuring Tenant and, as "Additional Insureds", Landlord and Landlord's beneficiaries and their shareholders, partners, agents and employees, and where required by Landlord, the mortgagee or ground lessor against claims, damages or losses which may arise out of, in connection with or result form Tenant's use and occupancy of the Premises, which insurance policies shall be on an occurrence basis:


          (i) Commercial general liability insurance, including but not limited to Premises/Operations, Personal Injury, Contractual Liability, Independent Contractors, Broad Form Property Damage, and Products/Completed Operations coverages, with limits of not less than $2,000,000 per occurrence combined single limit bodily injury, personal injury, and property damage. The Additional Insureds are to be named on a primary, non-contributory basis.


          (ii) Commercial Automobile Liability insurance on an Occurrence basis, covering all owned, non-owned and hired automobiles, including the loading and unloading thereof, with limits not less than $1,000,000 per occurrence combined single limit bodily injury and property damage. If there are no owned automobiles, non-owned and hired coverage may be included within the Commercial General Liability insurance policy. The Additional Insureds shall be named on a primary, non-contributory basis.

          (iii) Property Insurance on All Risks of Loss basis, including but not limited to the perils of fire, extended coverage, vandalism and malicious mischief, flood, and sewer backup, and business interruption, insuring on a replacement cost basis, and on a no coinsurance basis, Tenant's furniture, trade fixtures, equipment, merchandise, improvements and alterations, and any other items of Tenant's property on the Premises. Such policy shall include a waiver of subrogation in favor of the Additional Insureds.

          (v) Worker's Compensation and Occupational Disease insurance in accordance with the statutes of the state in which the property is located or any other applicable jurisdiction and Employer's Liability insurance with limits not less than $500,000 per accident or illness, covering all employees of Tenant. Such policy shall include a waiver of Subrogation in favor of the Additional Insureds.

          (b) Tenant shall comply with all applicable laws and ordinances, all orders and decrees of court and all requirements of other governmental authorities, and shall not directly or indirectly make any use of the premises which may thereby be prohibited or be dangerous to person or property or which may jeopardize any insurance coverage, or may increase the cost of insurance or require additional insurance coverage.

          (c) The foregoing insurance may be provided by a company wide blanket insurance policy or policies maintained by or on behalf of Tenant, provided that such policy(s) references the Premises as insured and the Additional Insureds, as required by this Lease as additional insureds parties, sets a minimum guaranteed coverage amount for the Premises, and is otherwise reasonably satisfactory to Landlord. No policy for Tenant's insurance shall provide for a deductible amount which exceeds $1,000.00. Each insurance policy shall provide for thirty (30) days prior written notice to Landlord or any material change, cancellation, or non-renewal, and shall contain a clause setting forth that such policy shall be primary with respect to any policies maintained by Landlord or the other Additional Insureds and that any coverage carried by Landlord shall be excess insurance. The amount of any insurance company's liability under the policies specified herein shall not be reduced by the existence of such other insurance. Each insurer shall waive its rights of subrogation against the Additional Insureds.

          (d) Evidence of insurance coverage and limits required above shall in no way limit Tenant's liabilities and responsibilities under the Lease. Any and all deductibles applicable to the required coverages shall be borne solely by Tenant.

          (e) Tenant shall, prior to the Commencement Date of the Term, furnish to Landlord certificates of insurance on insurance on Standard Accord forms evidencing such required coverages to be in force on the Commencement Date, and during the Term shall furnish renewal certificates thirty (30) days prior to the expiration of any of the policies of insurance. Such certificates shall state that: a) Landlord and its beneficiaries and their shareholders, partners, agents and employees, and the mortgagee or ground lessor are Additional Insureds on a primary, non-contributory basis; b) Insurer will provide thirty (30) days prior notice of cancellation, non-renewal, or material change to Landlord; and, c) Insurer waives its rights of subrogation against the Additional Insureds to the extent required above.

          (f) Landlord maintains the right to reasonably modify, delete, alter, or change these requirements.

          (g) Tenant shall not do or permit to be done any act or thing upon the Demised Premises that will invalidate or be in conflict with fire insurance policies covering the building or any part thereof, or fixtures and property Paragraph, and shall comply with all rules, orders, regulations or requirements of the Board of Fire Underwriters having jurisdiction, or any other similar body, in the case of such fire insurance policies, and the applicable insurance rating bureau or similar body in the case of all other such insurance policies, and shall not do, or permit anything to be done, in or upon the Demised Premises, or bring or keep anything therein, which shall increase the rate office insurance on the building or on any property located therein, or increase the rate or rates of any other insurance referred to hereinabove. If, by reason of the failure of Tenant to comply with the provisions of this subsection, the fire insurance rate, or the rate or rates of any other insurance coverage referred to in this Section, shall at any time be higher than it otherwise would be, and if Landlord, at such time, is obligated to obtain and maintain in effect any such insurance coverage, then Tenant shall reimburse Landlord on demand, as additional rent, for that part of all premiums for any insurance coverage that shall have been charged because of such violation by Tenant and which Landlord shall have paid on account of an increase in the rate or rates in its own policies of insurance. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "makeup" or rates for the Development or Demised Premises issued by the Fire Insurance Exchange having jurisdiction, or other body establishing rates in the case of all of the other aforesaid insurance policies, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate and other insurance rates then applicable to the Demised Premises.

          (h) Tenant agrees to indemnify and hold harmless, and at the option of Landlord defend at Tenant's sole cost (with counsel acceptable to Landlord), Landlord and Landlord's agents, employees and mortgagees and their respective officers, directors, shareholders and partners (all of such parties are for purposes of this Section 10 referred to herein as "Indemnitees") from and against any and all claims, losses, fines, suits, judgments, orders, decrees, actions, proceedings, damages, injuries, penalties, escalations of insurance cost, liabilities, demands, costs, and expenses, including reasonable attorney's and consultants' fees for the defense thereof or incurred in connection therewith, whether known or unknown, anticipated or unanticipated, that (i) will arise from or are in connection with the possession, use, occupation, repair, maintenance or control of the Demised Premises, or any portion thereof; or (ii) arise from or are in connection with any act or omission of Tenant or Tenant's agents, employees, contractors, licensees, subtenants, assignees, or invitees; or
     (iii) result from any default, breach, violation or nonperformance of this Lease or any provision herein on the part of Tenant to be performed pursuant to the terms of this Lease; or (iv) result in injury or death to persons or damage to or loss of property or business sustained in or about the Demised Premises. Tenant shall pay, satisfy and discharge any and all judgments, orders and decrees which may be recovered against Landlord in connection with the foregoing. If Landlord exercises its option to have Tenant's counsel defend Landlord, Tenant's counsel shall not enter into a settlement of any matter without the prior express written consent of Landlord.

          (i) Landlord and Tenant agree to have all fire and extended coverage and material damage insurance which may be carried by either of them endorsed with a clause providing that any release from liability of or waiver of claim for recovery from the other party entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder and providing further that the insurer waives all rights of subrogation which such insurer might have against the other party. Without limiting any release or waiver of liability or recovery contained in any other Section of the Lease but rather in confirmation and furtherance thereof, each of the parties hereto waive all claims for recovery from the other party for any loss or damage to any of its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance policies. Notwithstanding the foregoing or anything contained in this Lease to the contrary, any release or any waiver of claims shall not be operative, nor shall the foregoing endorsements be required, in any case where the effect of such release or waiver is to invalidate insurance coverage or the right of the insured to recover thereunder or increase the cost thereof (provided that in the case of increased cost the other party shall have the right, within ten [10] days following written notice, to pay such increased cost keeping such release or waiver in full force and effect).

          (j) It is expressly understood and agreed that nothing in this Lease shall be construed as creating any liability against Landlord, its partners or agents or their successors and assigns, personally, and in particular without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, and that all personal liability of Landlord, its partners or agents or their successors and assigns, of every sort, if any, is hereby expressly waived by Tenant, and that so far as Landlord, its partners or agents or their successors and assigns is concerned Tenant shall look solely to the equity in the Development and the rents, issues and profits therefrom for the satisfaction of the remedies of the Tenant in the event of a breach by the Landlord. It is mutually agreed that this clause is and shall be considered an integral part of the Lease. Such exculpation of personal liability is absolute and without any exception whatsoever.

     11. Alterations. (a) Tenant will not make any alterations, installations, changes, replacements, additions, or improvements, structural or otherwise, ("Alterations") in or to the Demised Premises or any part thereof, without the review of the plans by and the prior written consent of Landlord therefor. In addition, the Tenant shall make written request of Landlord to notify Tenant in writing of any pre-existing conditions in the areas in which Tenant desires to make any Alterations so that should such Alterations be performed, the Tenant will be aware of such conditions. Such pre-existing conditions might include the presence of hazardous substances or hidden utility conduit for example. Notwithstanding Landlord's review of plans and whether or not Landlord consents to such work, Tenant and not Landlord shall be responsible for compliance of such plans and of Tenant's work with all applicable laws, ordinances and regulations of all governmental authorities, including, without limitation, Title III of the Americans with Disabilities Act of 1990, all regulations issued thereunder and the Accessibility Guidelines for Buildings and Facilities issued pursuant thereto, as the same are in effect on the date hereof and as may be hereafter modified, amended or supplemented. Landlord may impose reasonable requirements as a condition of such consent including without limitation the submission of plans and specifications for Landlord's prior written approval, obtaining necessary permits, posting bonds, obtaining insurance, prior approval of contractors, subcontractors and suppliers, prior receipt of copies of all contracts and subcontracts, contractor and subcontractor lien waivers, affidavits listing all contractors, subcontractors and suppliers, use of union labor (if Landlord uses union labor), affidavits from engineers acceptable to Landlord stating that the Alterations will not adversely affect the mechanical or utility systems and equipment or the structure of the Building, and requirements as to the manner and times in which such Alterations shall be done. All Alterations shall be performed in a good and workmanlike manner and all materials used shall be of a quality comparable to or better than those in the Premises and Development and shall be in accordance with plans and specifications approved by Landlord, and Landlord may require that all such Alterations be performed under Landlord's supervision. In all cases, Tenant shall pay Landlord a reasonable fee to cover Landlord's overhead in reviewing Tenant's plans and specifications and performing any supervision of the Alterations. If Landlord consents or supervises, the same shall not be deemed a warranty as to the adequacy of the design, workmanship or quality of materials, and Landlord hereby expressly disclaims any responsibility or liability for the same. Landlord shall under no circumstances have any obligation to repair, maintain or replace any portion of the Alterations.

     (b) It is distinctly understood that all Alterations upon the Demised Premises (whether with or without Landlord's consent) shall at the election of Landlord remain upon the Demised Premise and be surrendered with the Demised Premises at the expiration of this Lease without disturbance, molestation or injury. Should Landlord elect that Alterations upon Demised Premises be removed, upon lease expiration or earlier termination of this Lease, Tenant hereby agrees to cause same to be removed at Tenant's sole cost and expense and deliver up the Demised Premises in accordance with the standard set forth in Section 8 hereof; and should Tenant fail to remove and restore the same, then and in such event, Landlord shall cause same to be removed at Tenant's expense and Tenant hereby agrees to reimburse Landlord for the cost of such removal and restoration together with any and all damages which Landlord may suffer and sustain by reason of the failure of Tenant to remove and restore the same.

     (c) All additions, decorations, fixtures, hardware, non-trade fixtures and all improvements, temporary or permanent, in or upon the Premises, whether placed there by the Tenant or by the Landlord, shall, unless the Landlord requests their removal, become the Landlord's property and shall remain upon the

Premises at the expiration of this Lease, by lapse of time or otherwise, without compensation or allowance or credit to the Tenant. Landlord may, at its sole option, request Tenant, at Tenant's sole cost, to remove same and if, upon the Landlord's request, the Tenant does not remove said additions, decorations, fixtures, hardware, non-trade fixtures and improvements, the Landlord may remove the same, and the Tenant shall pay the cost of such removal to the Landlord upon demand as additional rent. These obligations of Tenant shall survive the expiration or earlier termination of this Lease.

     12. Rules and Regulations. Tenant agrees for itself, its employees, contractors, agents, invitees and licensees, to comply with the rules and regulations ("Rule ") set forth in Exhibit "B" attached to this Lease. Landlord shall have the right to reasonably amend such Rules and supplement the same with other reasonable Rules (not expressly inconsistent with this Lease) relating to the Development, or the promotion of safety, care, cleanliness or good order therein, and all such amendments or new Rules shall be binding upon Tenant after five (5) days notice thereof to Tenant. All Rules shall be applied on a non-discriminatory basis, but nothing herein shall be construed to give Tenant any claim, demand or cause of action against Landlord arising out of the violation of such Rules by any other tenant, occupant, or visitor of the Development, or out of the enforcement or waiver of the Rules by Landlord in any particular instance. Any violation by Tenant of any of the Rules may be restrained; but whether or not so restrained, Tenant shall be and remain liable for all damages, losses, costs and expenses resulting from any violation thereof. Nothing in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce said Rules provided that Landlord shall uniformly apply such Rules and shall not discriminate against Tenant in the enforcement of any such Rules.

     13. Access to Demised Premises by Landlord. Tenant agrees that it will allow Landlord, and Landlord's agents or designees, to enter the Demised Premises at all times to examine, inspect or to protect the same or prevent damage or injury to the same, or to make such alterations or repairs as Landlord may deem necessary, or, during the last six (6) months of the Term of this Lease to exhibit the same to prospective tenants.

     14. Tenant's Repair Obligations. Subject to the provisions of Sections 20 and 22 of this Lease, Tenant shall at its own cost and expense keep and maintain all parts of the Demised Premises and such portion of the Development within the exclusive control of Tenant in good and sanitary condition, and in working order and repair promptly making all necessary repairs and replacements, whether ordinary or extraordinary, with materials dn workmanship of the same character, kind and quality as the original, including but not limited to, doors, any special office entries, interior walls and furnish work, floor coverings, electrical systems and fixtures, and plumbing work and fixtures, reasonable wear and tear accepted. All such repairs and replacements shall be made under the supervision and with the prior written approval of Landlord, using contractors acceptable to Landlord. Tenant shall not damage any demising wall or disturb the integrity and supports provided by any demising wall and shall, at its sole cost and expense, properly repair any damage or injury to any demising wall caused by Tenant or its employees, agents or invitees. Tenant shall, at its own cost and expense, as additional rent, pay for the repair of any damage to the Demised Premises, the Building, or the Development resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its agents, contractors, employees, invitees, sublessees, assignees, licensees, or any other person entering upon the Development as a result of Tenant's business activities or caused by Tenant's default hereunder. All injury to the Demised Premises or the Development caused by moving property of Tenant into, in or out of, the Building and all damages caused by Tenant, or the agents, contractors, licensees, sublessees, assignees, employees and invitees of Tenant shall be repaired by Tenant, at the expense of Tenant. In the event Tenant shall fail to do so, then Landlord shall have the right to make such necessary repairs, alterations and replacements, structural, non-structural or otherwise and 115% of any charge or cost so incurred by Landlord shall be paid by Tenant as additional rent, payable with the installment of Rent next becoming due or thereafter falling due under the terms of this Lease. This provision shall be construed as an additional remedy granted to or and not in limitation of any rights and remedies which Landlord has or may have in said circumstances.

     15. Landlord's Repair Obligations. Subject to the provisions of Sections 14, 20 and 22 hereof, Landlord shall maintain in good repair, reasonable wear and tear accepted, all parts of the Development, other than the Demised Premises or portions of the Development within the exclusive control of tenants of the Development, making all necessary repairs and replacements, whether ordinary or extraordinary, structural or nonstructural, including roof, foundation, walls, the heating, ventilation and air conditioning systems, downspouts, gutters, regular moving of any grass, trimming, weed removal and general landscape maintenance, including exterior painting, exterior lighting, exterior signs and common sewage plumbing and the maintenance of all paved areas including driveways and alleys, including, but not limited to, cleaning, repaving, restripping and resealing. Tenant shall immediately give Landlord written notice of any defect or need for repairs, after which Landlord shall have a reasonable opportunity to repair the same or cure such defect. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect and Landlord shall not be liable for damages. The term "walls" as used herein shall not include windows, glass or plate glass, doors, special store front or office entry. Landlord shall not be liable to Tenant, its employees, agents, invitees, licensees, family members, guests or trespassers for any damage, compensation or claim arising from the necessity of repairing any portion of the Development, the interruption in the use of the Demised Premises, accident or damage resulting from the use or operation (by Landlord, Tenant or any other person or persons whatsoever) of elevators, or heating, cooling, electrical or plumbing equipment or apparatus, or the termination of this Lease by reason of the destruction of the Demised Premises, or from any fire, robbery, theft, and/or any other casualty, or from any leakage in any part or portion of the Demised Premises or the Building, or from water, rain or snow that may leak into, or flow from, any part of the Demised Premises or the Building, or from drains, pipes or plumbing work in the Building, or from any other cause whatsoever, unless such damage is proximately caused by Landlord's negligence. Tenant shall give Landlord prompt notice of any accident to or defect in the pipes, heating or air conditioning apparatus, or electric wires or system in order that the same may be remedied by Landlord, subject, however, to the provisions of Sections 8, 10 and 14 hereof.

     16. Personal Property of Tenants. All personal property of the Tenant in the Demised Premises or in the Development shall be at the sole risk of the Tenant. Landlord assumes no liability or responsibility whatsoever with respect to the conduct and operation of the business to be conducted in Demised Premises nor for any loss or damage of whatsoever kind or by whomsoever caused, to personal property, documents, records, monies, or goods of Tenant or to anyone in or about the Demised Premises by consent of Tenant, unless proximately caused by negligence on the part of Landlord.

     17. Utilities/Supplies. (a) So long as Tenant is not in default, customary electric current, water, lavatory supplies, light bulbs and tube replacement, and automatically operated elevator service shall be provided in the Building during normal business hours from 7:00 a.m. to 6:00 p.m. Monday through Friday with Saturdays, Sundays and legal holidays excluded and normal and usual cleaning and janitorial service nightly, Monday through Friday, after business hours commencing around 5:00 p.m. Heat and air conditioning shall be furnished by means of electrically operated combination heating and cooling incremental units, where installed, and/or by means of a central air conditioning system during normal business hours during such seasons of the year when such services are normally and usually furnished in modern office buildings in the area in which Demised Premises is located.

     (b) Tenant will not install or operate in the Demised Premises any electrically operated equipment or other machinery, other than personal computers, typewriters or adding machines, and such other electrically operated office machinery and equipment normally used in modern offices, without first obtaining the prior consent in writing of Landlord, who may condition such consent upon the payment by Tenant of additional rent in compensation for such excess consumption of water and/or electricity or wiring as may be occasioned by the operation of said equipment or machinery; nor shall Tenant install any other equipment whatsoever which will or may necessitate any changes, replacements or additions to or require the use of the water system, plumbing system, heating system, air conditioning system or the electrical system of the Demised Premises without the prior written consent of Landlord.

     (c) Landlord may install and operate meters or any other reasonable system for monitoring or estimating any services or utilities used by Tenant in excess of those required to be provided by Landlord under this Section (including a system for Landlord's engineer to reasonably estimate any such excess usage). If such system indicates such excess services or utilities, Tenant shall pay Landlord's reasonable charges for installing and operating such system and any supplementary air-conditioning, ventilation, heat, electrical or other systems or equipment (or adjustments or modifications to the existing mechanical or utility systems and equipment), and Landlord's reasonable charges for such amount of excess services or utilities used by Tenant.

     (d) Landlord does not warrant that any services or utilities will be free from shortages, failures, variations, or interruptions caused by repairs, maintenance, replacements, improvements, alterations, changes of service, strikes, lockouts, labor controversies, accidents, inability to obtain services, fuel, steam, water or supplies, governmental requirements or requests, or other causes beyond Landlord's reasonable control. None of the same shall be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant's obligations under this Lease. Accordingly, Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damages.

     (e) In the event Tenant should require cooling or heating after normal and usual business hours, Tenant shall make sure request to Landlord in writing in the following manner: (i) for service on Tuesdays through Saturdays, a notice must be provided prior to noon on the date previous to the date of service need; and (ii) for service on Sundays and Mondays, a notice must be provided prior to noon on the previous Friday. The Tenant shall be obligated to pay for such after hours service in accordance with a schedule of costs as set forth by the Landlord from time to time. Presently, the hourly service rate is $30.00 per hour per zone, with a minimum of four hours per service request.

     18. Defaults. Each of the following events shall be deemed to be "Events of Default" by Tenant under this Lease:

     (a) Tenant shall fail to pay any installment of the Rent herein reserved when due, or any other payment or reimbursement to Landlord required herein when due and such failure shall continue for a period of five (5) days after written notice thereof.

     (b) Tenant or any guarantor of Tenant's obligations hereunder shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts or shall make a general assignment for the benefit of creditors; or Tenant or any such guarantor shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor to adjudicate it as bankrupt or insolvent, or seeking reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it and for all or of any substantial part of its assets; or Tenant or any such guarantor shall take any action to authorize or in contemplation of any of the actions set forth above in this Subsection (b);

     (c) Any case, proceeding or other action against Tenant or any guarantor of Tenant's obligations hereunder shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property;

     (d) A receiver or trustee shall be appointed for all or substantially all of the assets of the Tenant or any guarantor of Tenant's obligations hereunder;

     (e) Tenant shall fail to occupy the Demised Premises at the commencement of the Term or abandon or vacate any substantial portion of the Demised Premises during the Term;

     (f) Tenant shall fail to discharge any lien placed upon the Demised Premises in violation or Section 31 hereof within twenty (20) days after such lien or encumbrance is filed against the Demised Premises;

     (g) Tenant shall fail to comply with any term, covenant or condition of this Lease (other than as otherwise stated in this Section 18), and shall not cure such failure within ten (10) days after written notice thereof by Landlord to Tenant, provided, if Tenant is diligently undertaking to cure such failure within such ten (10) day period and such failure cannot reasonably be cured within such ten (10) day period, Tenant shall have twenty (20) days after said notice to cure such failure before the failure shall constitute an "Event of Default";

     (h) Tenant shall fail to continuously operate its business at the Demised Premises for the permitted use set forth in Section 6 whether or not Tenant is in default of the rental payment due under this Lease;

     (i) Failure by Tenant to cure forthwith, immediately after receipt of notice, any hazardous or emergency condition which Tenant has created in violation of this Lease or of law (as used herein the phrase "hazardous or emergency condition" shall mean a condition which threatens to cause an immediate harm or is then causing a harm to person(s) or property);

     (j) Failure by Tenant to timely execute, acknowledge and deliver forthwith, a subordination or attornment agreement as required by Section 21 hereof or an estoppel certificate or statement as required by Section 28 hereof;

     (k) The misrepresentation by Tenant of, or failure of Tenant to disclose, a material fact in any document, financial statement, or other instrument delivered or disclosed to Landlord in connection with this Lease; or

     (l) The manifestation of a definite and unequivocal intent by a party hereto that it will not render its performance under this Lease when the time fixed for performance arrives.

     19. Remedies. (a) Upon the occurrence of any "Event of Default" described in Section 18 hereof, which has not been cured or remedied during the applicable grace period, if any, Landlord shall have the option to pursue any one or more of the following rights or remedies without any notice or demand whatsoever all of which shall be distinct, separate and cumulative and shall not operate to exclude or deprive Landlord of any other right or remedy allowed it by law:

          (i) Landlord may terminate this Lease by giving to Tenant at least five (5) days written notice of the Landlord's election to do so, in which event the Term of this Lease shall end, and all right, title and interest of the Tenant hereunder shall expire, on the date stated in such notice;

          (ii) Landlord may terminate Tenant's right to possession of the Demised Premises without terminating this Lease by giving at least five (5) days written notice to Tenant that Tenant's right of possession shall end on the date stated in such notice, whereupon the right of the Tenant to possession of the Demised Premises or any part thereof shall cease on the date stated in such notice; and

          (iii) Landlord may enforce the provisions of this Lease and may enforce and protect the rights of the Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all monies due or to become due from the Tenant under any of the provisions of this Lease.

     (b) If Landlord exercises either of the remedies provided in Subsection (i) or (ii) of Section 19(a), Tenant shall surrender possession and vacate the Demised Premises immediately, and deliver possession thereof to Landlord in "broom clean" condition, and Landlord may then and at any time thereafter re-enter and take complete and peaceful possession of the Demised Premises with or without process of law, full and complete license to do so being hereby granted to Landlord, and Landlord may expel or remove Tenant and any others who may be occupying or within the Demised Premises and remove any and all property therefrom, using such force as may be necessary, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without relinquishing Landlord's right to Rent, or any other right given to Landlord hereunder or by operation of law.

     (c) If Landlord, pursuant to the provisions of Section 19(a) hereof, terminates the right of the Tenant to possession of the Demised Premises without terminating this Lease, such termination of possession shall not release Tenant in whole or in part, from Tenant's obligation to pay Rent hereunder for the full Term, and Landlord shall have the right from time to time, to recover from Tenant and Tenant shall remain liable for all Annual Base Rent, additional rent and any other sums accruing as they become due under the Lease during the period from the date stated in the notice terminating possession to the stated end of the term. The Landlord may, in its discretion, relet the Demised Premises or any part thereof for such rent, for such time (which may be for a term extending beyond the Term of this Lease) and upon such terms as the Landlord in the Landlord's sole discretion shall determine, but the Landlord shall not be required to relet the Demised Premises or to observe any instructions given by the Tenant relative to such reletting. If Landlord relets the Demised Premises, the Landlord may make repairs, alterations and additions in or to the Demised Premises and redecorate the same to the extent deemed by the Landlord necessary or desirable and, in connection therewith, change the locks to the Demised Premises, and the Tenant shall upon demand pay the cost thereof together with the Landlord's expenses of reletting. Landlord may collect the rents from any such reletting and apply the same first to the payment of the expenses of reentry, redecoration, repair and alterations and the expense of reletting and second to the payment of Rent herein provided to be paid by the Tenant, and any excess or residue shall operate only as an offsetting credit against the amount of Rent as the same thereafter becomes due and payable hereunder, but the use of such offsetting credit to reduce the amount of Rent due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue and any such excess or residue shall belong to Landlord solely; provided that in no event shall Tenant be entitled to a credit on its indebtedness to Landlord in excess of the aggregate sum (including Annual Base Rent and additional rent) which would have been paid by Tenant for the period for which the credit to Tenant is being determined, had no Event of Default occurred. No such re-entry or repossession, repairs, alterations and additions, or reletting shall be construed as an eviction or ouster of the Tenant or as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant or shall operate to release the Tenant in whole or in part from any of the Tenant's obligations hereunder, and the Landlord may, at any time and from time to time, sue and recover judgment for any deficiencies from time to time of the proceeds of any such reletting.

     (d) In the event of the termination of this Lease by Landlord as provided in Subsection (i) of Section 19(a), Landlord shall be entitled to recover from Tenant all the fixed dollar amounts of Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by the Tenant, or for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease which may be then owing and unpaid, and all costs and expenses, including court costs and attorneys' fees incurred by Landlord in the enforcement of its rights and remedies hereunder, and in addition Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty (w) the unamortized cost to the Landlord, computed and determined in accordance with generally accepted accounting principles, of the tenant improvements and alterations, if any, paid for and installed by Landlord pursuant to this Lease,
(x) the unamortized cost of lease commissions paid in respect of this Lease, (y) the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the aggregate Rents (inclusive of the amounts projected by Landlord to represent additional rent in respect of Operating Expenses and Taxes) at the annual rate or respective annual rates for the remainder of the term as then in effect pursuant to the applicable provisions of this Lease, over the then present value of the then aggregate fair rental value of the Demised Premises for the balance of the Term, such present worth to be computed in each case on the basis of a per annum discount at one-half (<<) of the corporate base rent of interest then in effect at the First National Bank of Chicago from the respective dates upon which such rentals would have been payable hereunder had this Lease not been terminated, and (z) any damages in addition thereto, including reasonable attorneys' and consultants fees and court costs, which Landlord shall have sustained by reason of the breach of any of the provisions of this Lease other than for the payment of Rent.

     (e) Tenant hereby grants Landlord a first lien upon the interest of Tenant under this Lease to secure the payment of moneys due under this Lease, which lien may be enforced in equity and landlord shall be entitled as a matter of right to have a receiver appointed to take possession of the Demised Premises and relet the same under order of court. Tenant's obligation to pay Rent during the Term of the Lease shall continue and shall not be waived, released or terminated by the service of a five-day notice, demand for possession, the filing of a forcible entry and detainer action or judgment for possession or any other act resulting in the termination of Tenant's right to possession.

     (f) All Rent and other amounts owed by Tenant to Landlord under this Lease shall bear interest from the date due until the date paid at either (i) a rate of interest equal to the highest prime rate of interst quoted in the Wall Street Journal money rates column on the first business day after the date such payment was due plus five percent (5%); or (ii) at the maximum legal rate of interest, whichever is lower. Unless otherwise designated in this Lease all amounts owing to Landlord are to be paid within ten (10) days from the date Landlord renders a statement therefor to Tenant.

     (g) In the event of any litigation between the parties, the prevailing party shall be entitled to obtain, as part of the judgment, all reasonable attorneys' and consultants' fees, costs and expenses incurred in connection with such litigation, except as may be limited by applicable Law. THE PARTIES HERETO SHALL, AND THEY HEREBY DO, WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE DEMISED PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE. TENANT ALSO AGREES TO WAIVE ANY AND ALL COUNTERCLAIMS TENANT MAY HAVE IN ANY SUIT FOR POSSESSION BY LANDLORD; IT BEING UNDERSTOOD THAT THE SUBJECT OF ANY SUCH COUNTERCLAIM MAY BE ASSERTED BY TENANT BUT ONLY IN A SEPARATE ACTION BROUGHT BY TENANT AGAINST LANDLORD.

     (h) If Tenant shall file for protection under any chapter of the U.S. Bankruptcy Code now or hereinafter in effect, Landlord and Tenant agree, to the extent permitted by law, to demand that the debtor-in-possession or trustee-in-bankruptcy, if one is appointed, assume or reject this Lease within sixty
(60) days after such filing.

     (i) Tenant shall pay, as additional rent, a service charge of Two Hundred Dollars ($200.00) for bookkeeping and administrative expenses, if Rent is not received within five (5) days after its due date. Such service charge shall not be deemed a consent by Landlord to late payments, nor a waiver of Landlord's right to insist upon timely payments at any time, nor a waiver of any remedies to which Landlord is entitled as a result of the late payment of Rent.

     (j) In the event Tenant's check, given to Landlord in payment of Rent, is returned by the bank for non-payment, Tenant agrees to pay all expenses incurred by Landlord as a result thereof.

     (k) In the event that Tenant abandons any personal property or fixtures at the Demised Premises, including that which is owned or leased to Tenant, Landlord shall also have the right to remove from the Demised Premises (without the necessity of obtaining a distress warrant, writ of sequestration or other legal process) all or any portion of such personal property or fixtures located thereon and to place same in storage; and in such event, Tenant shall be liable to Landlord for costs incurred by Landlord in connection with such removal and storage. Landlord shall also have the right to relinquish possession of all or any portion of such personal property or fixtures to any person ("Claimant") claiming to be entitled to possession thereof who presents to Landlord a copy of any instrument represented to Landlord by Claimant to have been executed by Tenant (or a predecessor Tenant) granting Claimant the right under various circumstances to take possession of such personal property or fixtures, without the necessity on the part of Landlord to inquire into the authenticity of said instrument's copy of Tenant's or Tenant's predecessor's signature(s) thereon and without the necessity of Landlord making any nature of investigation or inquiry as to the validity of the factual or legal basis upon which Claimant purports to act; and Tenant agrees to indemnify, defend and hold Landlord harmless from all cost, expense, loss, damage and liability incident to Landlord's relinquishment of possession of all or any portion of such furniture, shelves, bins, machinery or other trade fixtures to Claimant. Any and all property which may be removed from the Demised Premises by Landlord pursuant to the authority of this Lease or of Law, to which Tenant is or may be entitled, may be handled, removed and stored, as the case may be, by or at the direction of the Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after the removal from the Demised Premises shall conclusively be presumed to have been conveyed by Tenant to Landlord under this Lease as a bill of sale without further payment or credit by Landlord to Tenant.

     (l) No receipt of moneys by Landlord from Tenant after termination of this Lease or Tenant's right to possession, or after the giving of any notice of termination of this Lease or Tenant's right to possession, shall reinstate, continue or extend the Term of this Lease or affect any notice theretofore given to Tenant, or operate as a waiver of the right of Landlord to enforce the payment of rent and any other sum or sums of money and other charges herein reserved and agreed to be paid by Tenant then due or thereafter falling due, or operate as a waiver of the right of Landlord, to recover possession of the

Demised Premises by proper remedy, except as herein otherwise expressly provided, it being agreed that after the service of notice to terminate this Lease or Tenant's right to possession or the commencement of suit or summary proceedings, or after final order or judgment for the possession of the Demised Premises, Landlord may demand, receive and collect any moneys due or thereafter falling due without in any manner affecting such notice, proceeding, order, suit or judgment, except as herein otherwise specifically provided, all such moneys collected being deemed payments on account of the use and occupation of the Demised Premises, or at the election of Landlord, on account of Tenant's liability hereunder. Further, no payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or payment of Rent shall be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or payment of Rent, or pursue any other remedies available to Landlord. If Landlord shall direct Tenant to pay Annual Base Rent or additional rent (or both, as the case may be) to a "lockbox" or other depository whereby payments issued in payment of Annual Base Rent or additional rent (or both, as the case may be) are initially cashed or deposited by a person or entity other than Landlord (albeit on Landlord's authority), then, for any and all purposes under this Lease; (i) Landlord shall not be deemed to have accepted such payment until ten (10) days after the date on which Landlord shall have actually received such funds; and (ii) Landlord shall be deemed to have accepted such payment if (and only if) within said ten (10) day period, Landlord shall not have returned (or attempted to return) such payment to Tenant. Nothing contained in the immediately preceding sentence shall be construed to place Tenant in default of Tenant's obligation to pay Rent if and for so long as Tenant shall timely pay the Rent required pursuant to this Lease in the manner designated by Landlord. TENANT HEREBY WAIVES ANY AND ALL RIGHTS OR REDEMPTION OR RESTORATION OF THE OPERATION OF THIS LEASE CONFERRED BY ANY PRESENT OR FUTURE LAW, STATUTE OR OTHERWISE UPON THE EXPIRATION OR SOONER TERMINATION OF THE TERM, THE ENTRY OF FINAL UNAPPEALABLE JUDGMENT FOR RECOVERY OF POSSESSION THROUGH ANY ACTION OR PROCEEDING, OR LANDLORD'S OBTAINING POSSESSION OF THE DEMISED PREMISES UNDER THE TERMS OF THIS LEASE.

     (m) The rights of Landlord stated in this Section 19 shall be in addition to any and all other rights which Landlord has or may hereafter have at law or in equity; and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable.

     (n) If under the provisions hereof, Landlord shall institute proceedings and/or a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any covenant herein contained nor of any of Landlord's rights hereunder. No waiver by Landlord of any breach of any covenant, condition or agreement herein contained shall operate as a waiver of such covenant, condition, or agreement itself, or of any subsequent breach thereof. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent nor shall any endorsement or statement on any check or letter accompanying a check for payment of Rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue any other remedy provided in this Lease. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of the Lease.

     (o) If Landlord is required to deliver to Tenant more than two (2) written notices of default pursuant to Subsection 19(a) hereof during the Term, then Tenant shall pay to Landlord commencing with the third such notice delivered to Tenant and continuing with each notice delivered to Tenant thereafter, as additional rent, the sum of $50.00 for each default notice sent, due and payable by Tenant together with the next due monthly installment of Rent.

     (p) Tenant hereby waives its right to plead any counterclaim unrelated to this Lease or Tenant's occupancy of the Premises, or to seek an offset, in any action or proceeding brought by Landlord against Tenant for non-payment of Rent or default hereunder. This shall not, however, be construed as waiver of Tenant's right to assert any claim in separate action brought by Tenant.

     20. Fire or Other Casualty. (a) If the Demised Premises, or any part thereof, shall be damaged or destroyed by fire or other casualty, and if the Landlord does not elect to terminate this Lease in accordance with the provisions of Subsection 20(b), then the Landlord shall restore, repair and replace the Demised Premises, as nearly as possible to its condition immediately prior to such damage or destruction, and until such repairs have been completed the Annual Base Rent and all Additional Rent shall be abated in proportion to the part of the Demised Premises which is rendered untenantable; provided, however, that the foregoing provisions shall not require the Landlord to repair, restore or rebuild Tenant's fixtures, equipment, additions, alterations, improvements, or other appurtenances therein. Such restoration, repairs and replacement shall be commenced with due diligence and in good faith as soon as practicable after the occurrence of the casualty (due allowance being made for the time taken for settlement of the insurance claims, the time required by Landlord to obtain the permission of governmental authorities to make such restoration, repair and replacement and other delays due to causes beyond Landlord's reasonable control), shall be prosecuted with due diligence and in good faith and, subject to delays caused by circumstances beyond Landlord's reasonable control, shall be completed within nine (9) months from the date of occurrence of the casualty.


     (b) If the Demised Premises, or any part thereof, shall be damaged or destroyed by fire or other casualty, then Landlord shall have the right, by giving written notice to Tenant within ninety (90) days after the occurrence of the casualty, to terminate this Lease. If Landlord elects to terminate this Lease pursuant to this Section, the Term of this Lease shall cease and terminate as of the date of giving of such notice, any rents paid by Tenant for a period of time after the occurrence of the casualty shall be refunded by Landlord, and neither party shall have any further liability under this Lease for any period of time after the effective date of termination.

     (c) Tenant hereby releases Landlord and its partners, shareholders, officers, directors, agents and employees, from any and all liability or responsibility to Tenant (or to anyone claiming through or under Tenant by way of subrogation to otherwise) for any loss or damage to Tenant's property covered by a valid and collectible fire insurance policy with extended coverage endorsement, even if such fire or other casualty shall have been caused by the fault or negligence of the Landlord or anyone for whom the Landlord may be responsible.

     (d) Notwithstanding any provisions in this Section 20 to the contrary, Landlord shall have no obligation whatsoever to repair, reconstruct or restore the Demised Premises and/or the Building if any of the following occurs:

          (i) the holder of the first deed of trust, security agreement, or mortgage encumbering the Building elects not to permit the insurance proceeds payable upon damage to or destruction of the Building or Demised Premises to be used for such repair, reconstruction or restoration;

          (ii) the damage or destruction occurs during the last twenty-four (24) months of the Lease Term or any renewal or extension thereof;

          (iii) a Default, or an event that, with the giving of notice or passage of time, would become a Default; or

          (iv) the Tenant has vacated or abandoned the Demised Premises.

     In any such event, Landlord may terminate this Lease by giving written notice to Tenant within sixty (60) days after the damage or destruction.

     21. Subordination. (a) This Lease and Tenant's interest hereunder is and shall be subject and subordinate to the lien of any mortgage or mortgages now or hereafter placed upon the fee of the land and/or Development of which the Demised Premises is a part and to any ground lease. Tenant agrees that upon not less than ten (10) days (which 10 day period is not subject to any notice or cure periods otherwise provided under this Lease) prior written notice from any mortgagee or ground lessor or from the Landlord, without charge therefor, it will, from time to time, execute and deliver any further instruments of subordination in recordable form required by such mortgagee or ground lessor or by Landlord to subordinate this Lease and Tenant's interest in the Demised Premises to the lien of any such mortgage or to any such ground lease and to attorn and recognize such mortgagee or ground lessor as Tenant's landlord under this Lease in the event of a foreclosure of the mortgage or cancellation of the ground lease. In the event of the enforcement by the ground lessor or the mortgage holder of the remedies provided by law or by any mortgage securing mortgage holder or any foreclosure sale or proceedings in lieu thereof or final determination for possession in favor of the ground lessor, Tenant will, upon request of any person succeeding to the interest of Landlord, as the result of said enforcement, automatically become the Tenant of any successor in interest, without changing the terms or other provisions of this

Lease; provided, however, that said successor in interest shall not (i) be liable for any previous act or omission of Landlord under this Lease; (ii) be subject to any offset which shall theretofore have accrued to Tenant against the Landlord; (iii) have any obligation with respect to any security deposited under this Lease unless such security shall have been physically delivered to the mortgagee or ground lessor or their successors in interest; or (iv) be bound by any previous modification of this Lease or by any previous payment of Rent for a period greater than one month, unless such modification or prepayment shall has been expressly approved in writing by the mortgagee or ground lessor or their successors in interest. Landlord shall, upon request by any person succeeding to the interest of Tenant, execute and deliver an instrument or instruments confirming its attornment.

     (b) Wherever the terms "mortgage" or "mortgagee" are used in this Lease, they shall be deemed to mean and include, respectively (i) mortgages, deeds of trust or other similar instruments and modifications, consolidation, extensions, renewals, replacements and substitutes thereof and all advances thereunder; and
(ii) the holder of such mortgage. Wherever the terms "ground lease" or "ground lessor" are used in this Lease, they shall be deemed to mean and include respectively, (i) any lease of the entire fee of the land upon which the Building is located or a lease of the said land together with any part of the improvements on said land, and all amendments, modifications, extensions and substitutes thereof; and (ii) the landlord of any such ground lease. Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact to execute, acknowledge and deliver any and all such instruments for an on behalf of Tenant.

     (c) Notwithstanding any other provision to the contrary, Landlord shall use it's best efforts to obtain from any future lender a non-disturbance agreement that provides that so long as Tenant is not in default under the Lease beyond any applicable cure period, the lender will (i) no disaffirm the Lease; (ii) not disturb Tenant's possession or use of the Premises; (iii) affirmatively recognize the validity of the Lease; and (iv) assume all of Landlord's obligations under the Lease.

     22. Condemnation. If the whole or a substantial part of the Demised Premises shall be taken of condemned by any governmental authority for any public or quasi-public use of purpose (including sale under threat of such a taking), then the Term of this Lease shall cease and terminate as of the date when title vests in such governmental authority, and the Rent shall be abated for the period after the date when such title vests in such governmental authority. If less than a substantial part of the Demised Premises is taken or condemned by any governmental authority for any public or quasi-public use or purpose, the Rent shall be equitably adjusted on the date when title vests in such governmental authority and the Lease shall otherwise continue in full force and effect. Tenant shall have no claim against Landlord (or otherwise) for any portion of the amount that may be awarded as damages as a result of any governmental taking or condemnation (or sale under threat of such taking or condemnation) or for the value of any unexpired Term of the Lease.

     23. Holding Over. It is further understood and agreed by and between the parties hereto that, in the event Tenant shall not immediately surrender the Demised Premises on the day after the Expiration Date, then Tenant shall, by virtue of this Lease, become a tenant by the month at one and one half the rental per month of the monthly installment of Annual Base Rent and all Additional Rent due for the last month of the last lease year, commencing said monthly tenancy with the first day next after the Expiration Date; and Tenant as a monthly tenant shall be subject to all conditions and covenants of this Lease insofar as the same are applicable, or as the same shall be adjusted, to a month-to-month tenancy; and said Landlord shall give Tenant at least thirty (30) days' written notice to quit said premises, except in the event of non-payment of rent in advance or of breach of any other covenant by said Tenant, in which event said Tenant shall hold over after the expiration of the term hereby created, and if Landlord shall desire to regain possession of said premises promptly at the expiration date, then at any time prior to Landlord's acceptance of rent from Tenant as a monthly tenant hereunder; Landlord at its option, may forthwith re-enter and take possession of said premises without process, or by any legal process in force in the State, City or County in which subject property is located.

     24. Landlord Advances. If Landlord shall incur any charge or expense on behalf of Tenant under the terms of this Lease or through a separate agreement relating to the Demised Premises, including but not limited to tenant work, such charge or expense shall be considered additional rent hereunder; in addition to and not in limitation of any other rights and remedies which Landlord may have in case of the failure by Tenant to pay such sums when due, such non-payment shall entitle Landlord the remedies available to it hereunder for non-payment of rent. All such charges or expenses shall be paid to Agent at the address set forth in Section 3 hereof or at such other place and to such other person as Landlord may from time to time designate in writing.

     25. Security Deposit. Simultaneously with the execution of this Lease, Tenant shall deposit with Landlord the security deposit sum described in Subsection 1(u) hereof. Such security deposit (which shall not bear interest to Tenant) shall be considered as security for payment and performance by Tenant of all of Tenant's obligations, covenants, conditions and agreements under this Lease. Upon the expiration of the Term hereof, Landlord shall (provided that Tenant is not in default under the terms hereof) return and pay back such security deposit to Tenant less such portion thereof as Landlord shall deem necessary to make good any default by Tenant with respect to any of Tenant's aforesaid obligations, covenants, conditions or agreements. In the event of any default by Tenant hereunder, Landlord shall have the right, but shall not be obligated, to apply all or any portion of the security deposit to cure such default, in which even Tenant shall be obligated to promptly deposit with Landlord the amount necessary to restore the security deposit to its original amount. In the event of the sale or transfer of Landlord's interest in the Development, Landlord shall have the right to transfer the security deposit to such purchaser or transferee, in which event Tenant shall be entitled to look to the new landlord for the return of the security deposit and Landlord shall thereupon be released from all liability to Tenant for the return of such security deposit.

     26. No Further Representations. Neither Landlord nor any agent or employee of Landlord has made any representations or promises with respect to the Demised Premises or the Development except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Tenant except as herein expressly set forth.

     27. Force Majeure. Landlord shall not be required to perform any of its obligations under this Lease, nor be liable for loss or damage for failure so to do, nor shall Tenant thereby be released from any of its obligations under this Lease, where such failure arises from or through acts of God, strikes, lockouts, labor difficulties, material shortages, explosions, sabotage, accidents, energy crises, riots, civil commotions, acts of war, results of any warfare or warlike conditions in this or any foreign country, fire and casualty, legal requirements, or other causes beyond the reasonable control of Landlord. If Landlord is so delayed or prevented from performing any of its obligations during the Term of this Lease, the period of such delay or such prevention shall be deemed added to the time herein provided for the performance of any such obligation, but the Term hereof shall not thereby be extended. Except as otherwise set forth in this Section 27, time is of the essence with respect to the performance of every provision of this Lease in which time or performance is a factor.

     28. Estoppel Certificates. Tenant shall, without charge therefor, at any time and from time to time, within ten (10) days (which ten [10] day period is not subject to any notice or cure periods otherwise provided under this Lease) after request therefore by Landlord, execute, acknowledge and deliver to Landlord a written estoppel certificate certifying to Landlord, any mortgagee, assignee of a mortgagee, or any purchaser, of the Development or portion thereof, or any other person designated by Landlord, as of the date of such estoppel certificate, (i) that Tenant is in possession of the Demised Premises,
(ii) that this Lease is unmodified and in full force and effect (of if there has been a modification, that the same is in full force and effect as modified and setting forth such modification); (iii) whether or not there are then existing any set-offs or defenses against the enforcement of any right or remedy of Landlord, or any duty or obligation of Tenant hereunder (and, if so, specifying the same in detail); (iv) the dates, if any, to which any Rent or other charges have been paid in advance; (v) that Tenant has no knowledge of any then uncured defaults on the part of Landlord under this Lease (or if Tenant has knowledge of any such uncured defaults, specifying the same in detail); (vi) that Tenant has no knowledge of any event having occurred that authorizes the termination of this Lease by Tenant (or if Tenant has such knowledge, specifying the same in detail); and (vii) the amount of any security deposit held by Landlord. In the event Tenant should refuse or fail to execute, acknowledge and deliver said statement and/or certificate within the time set forth above, such failure or refusal shall constitute a material default and in addition to any other remedies Landlord may have, Landlord shall have the right to cancel this Lease by giving Tenant an additional ten (10) days notice in writing whereupon if the statement or certificate is not executed and delivered within such ten (10) day period of this Lease shall be terminated and rendered of no further force and effect. If Tenant fails to execute and deliver any such instrument or statement within the initial ten (10) day period set forth above, Tenant irrevocably appoints Landlord as its attorney-in-fact, in Tenant's name, to execute and deliver such certificate or statement and Tenant shall be deemed to have agreed with the matters set forth therein.

     29. Real Estate Brokers. Landlord and Tenant each represent and warrant to the other that, except as specified in Subsection 1(t) hereof, neither of them has employed any broker in carrying on the negotiations relative to this Lease. Landlord and Tenant shall each indemnify and hold harmless the other from and against any claim or claims for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty.

     30. Common Areas. Landlord hereby grants to Tenant a non-exclusive right, in common with Landlord and the other tenants of the Development, to use, and to permit its employees, customers and business invites to use, (1) the entrances, exits, corridors, elevators, stairways and other public areas of the Building for access to the Demised Premises from the public streets adjacent to the Building; (2) the public conveniences, if any, of the Development; and (3) all other areas in the Development used in common by tenants of the Development, such public areas, public conveniences and other areas being hereinafter referred to collectively as the "common area". All common areas shall be and remain at all times subject to the exclusive control and management of Landlord and Landlord shall have the right from time to time to establish reasonable rules and regulations governing the use of the common areas. Landlord reserves the right to make changes, additions, alterations or improvements in and to the common areas and to close the same temporarily for such purposes, or to prevent the acquisition by the public of right in the common areas or to discourage non-customer use thereof.

     31. Mechanics' Liens. In the event that any mechanic's lien is filed against the Demised Premises or the Building or the Development as a result of additions, alterations, repairs, installations or improvements made by or on behalf of Tenant, or any other work or act of Tenant, its agents or employees, Tenant shall discharge the same within twenty (20) days from the filing thereof. If Tenant fails to discharge any such mechanic's lien, Landlord, at its option, in addition to all other rights or remedies herein provided, may bond or pay said lien or claim without inquiring into the validity thereof for the account of Tenant, and all sums so advanced by Landlord shall be paid in full by Tenant to Landlord as additional rent on demand.

     32. Notices. All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands shall be sent either by (i)United States Mail, postage prepaid, certified mail/return receipt requested; or (ii) by personal service to a representative of the receiving party; or (iii) by nationally recognized overnight air courier service; addressed as set forth in Subsections 1(b) and 1(d) or to such other person or place as may from time to time be designated in a notice to the applicable party hereto. If Tenant is a corporation, a notice or demand may be served on its registered agent in lieu of service on Tenant. Any such notice or demand shall be deemed given on the earliest of (a) on the date which is two (2) business days after deposit in an official U.S. Mail receptacle if delivered via the United States Mail; (b)on the first business day after deposit with an overnight air courier service with instructions to deliver on the next business day; or (c) on the date of actual delivery. If a party refuses to accept a notice or demand, the notice or demand will be deemed to have been delivered on the date tendered, but rejected. If a notice or demand is sent via U.S. mail or overnight courier service and that service has a labor strike or work stoppage or catastrophic event during the period that such notice or demand is in their possession then such notice or demand shall not be deemed received until actual delivery. Notwithstanding the foregoing, notices served with respect to emergency matters may be served personally or by facsimile or e-mail communication.

     33. Quiet Enjoyment. Subject to the provisions of this Lease, Landlord covenants that Tenant, on paying the Rent and performing the covenants of this Lease on its part to be performed, shall and may peaceably have, hold and enjoy the Demised Premises for the Term.

     34. Rights Reserved to Landlord. Landlord reserves and may exercise the following rights without affecting Tenant's obligations hereunder:

          (a) To change the name or the street address of the Building or the Development;

          (b) To install and maintain a sign or signs on the exterior of the Building;

          (c) To designate all sources furnishing sign painting and lettering, lamps and bulbs used on the Demised Premises;

          (d) To retain at all times pass keys to the Demised Premises;

          (e) To grant to anyone the exclusive right to conduct any particular business or undertaking in the Building or the Development;

          (f) To change the arrangement and/or location of entrances and corridors in and to the Building and to add, remove, rename or modify buildings, roadways, parking areas, walkways, landscaping, lakes, grading and other improvements in or to the Development;

          (g) To approve the weight, size and location of heavy equipment of fixtures of Tenant; or

          (h) To change or alter the size, configuration, partitions or office designations of all or any of the offices or stores in the commercial area of the Building or of the Development, if any.

     36. Environmental Compliance. (a) Tenant shall not cause or permit to occur any act or practice, that may cause, either intentionally or unintentionally:

          (i) Any violation or breach of any federal, state, or local law, ordinance, rule or regulation, now or hereafter enacted, related to or covering (I) public environmental, health, safety and welfare conditions on, under, or about the Demised Premises; (II) Tenant's use or occupancy of the Demised Premises, including, but not limited to, ambient air, soil, surface water and ground water conditions or (III) the use, generation, testing, storage, treatment, location, release, transportation, discharge or disposal of "Hazardous Substances" (as herein defined) (collectively "Environmental Laws"); or

          (ii) The use, generation, testing, treatment, location, release, manufacture, refining, production, processing, storage, or disposal of any Hazardous Substance on, under, or about the Demised Premises, or the transportation to or from the Demised Premises of any Hazardous Substance.

     (b) In this connection, Landlord or Landlord's representatives shall have the right upon twenty-four (24) hour notice to inspect and to perform testing in the Demised Premises from time to time to confirm Tenant's compliance with this Section.

     (c) Notwithstanding anything in this Section to the contrary, the various representations, warranties and covenants made herein pertaining to Hazardous Substances shall not apply or extend to occasions in which elements, compounds, substances or materials, which may technically constitute Hazardous Substances, may have been or may in the future be present or used on the Demised Premises in small quantities for incidental but appropriate purposes, (i.e. such as printing ink contained in a photo-copy machine) but only if the same would not give rise to enforcement actions under, or constitute a material breach or violation of, applicable Environmental Laws. Tenant shall promptly notify Landlord of: (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Material on the Demised Premises or the mitigation thereof from or to other property; (ii) any demands or claims made or threatened by any party against Tenant or the Demised Premises relating to any loss of injury relating from any Hazardous Material; (iii) any release, discharge or non-routine, improper or unlawful disposal or transportation of any Hazardous Material on or from the Demised Premises; and (iv) any matters where Tenant is required by Law to give a notice to any governmental or regulatory authority respecting any Hazardous Material on the Demised Premises. Landlord shall have the right (but not the obligation) to join and participate as a party as a party in any legal proceedings or actions affecting the Demised Premises initiated in connection with any environmental, health or safety Law. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list identifying any Hazardous Material then used, stored, or maintained upon the Demised Premises, the use and approximate quantity of each such material, a copy of any material safety data sheet ("MSDS") issued by the manufacturer therefor, written information concerning the removal, transportation and disposal of same, and such other information as Landlord may reasonably require or as may be required by law. The term "Hazardous Substances", as used in this Section shall include the following elements, compounds, substances and materials, without limitation: flammables; explosives; radioactive materials; toxins; asbestos; pollutants; contaminants; hazardous wastes; toxic substances or related materials; petroleum and petroleum products; polychlorinated biphenyls (PCBs); or any other elements, compounds, substances or materials known to cause cancer, reproductive toxicity, other physical harm, risk or potential risk to human health, safety or welfare or to the environment or which would trigger any employee or community "right to know" or MSDS requirements; and all other substances declared to be hazardous or toxic under any Environmental Law. Any violation or breach of the foregoing covenants in this Section shall be deemed a material Event of Default under this Lease.

     (d) If any Hazardous Substance is released, discharged or disposed of by Tenant or any other occupant of the Demised Premises, or their employees, agents or contractors, on or about the Development in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable Laws clean up and remove the Hazardous Substance from the Development and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant's expense. Such clean up and removal work shall be subject to Landlord's prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. If Tenant shall fail to comply with the provisions of this Section within five (5) days after written notice by Landlord, or such shorter time as may be required by Law or in order to minimize any hazard to persons or property, Landlord may (but shall not be obligated to ) arrange for such compliance directly or as Tenant's agent through contractors or other parties selected by Landlord, at Tenant's expense (without limiting Landlord's other remedies under this Lease or applicable Law). If any Hazardous Substance is released, discharged or disposed of on or about the Development and such release, discharge or disposal is not caused by Tenant or other occupants of the Demised Premises, or their employees, agents or contractors, such release, discharge or disposal shall be deemed casualty damage under Section 20 to the extent that the Demised Premises or common areas serving the Demised Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under Section 20. Tenant's obligations and liabilities under this Section 36 shall survive the expiration or earlier termination of this Lease.

     37. Communications and Computer Equipment. (a) Tenant may install, maintain, replace, remove or use any communications or computer wires, cables, equipment and related devices (collectively the "Equipment") in and serving the Premises, provided: (i) Tenant shall obtain Landlord's prior written consent of the plans and specifications therefor, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Article 9; (ii) any such installation, maintenance, replacement, removal or use shall comply with all laws applicable thereto and good work practices, and shall not interfere with the use of any then existing Equipment at the Property; (iii) an acceptable amount of space for additional Equipment shall be maintained for existing and future occupants of the Property, as determined in Landlord's reasonable opinion; (iv) if Tenant at any time uses any Equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, the lines therefor (including riser cables) shall be appropriately insulated to prevent such excessive electromagnetic fields or radiation; (v) as a condition to permitting the installation of new Equipment, Landlord may require that Tenant remove or relocate existing Equipment located in or serving the Demised Premises; (vi) Tenant's rights shall be subject to the rights of any regulated telephone company; and (vii) Tenant shall use Landlord's appropriate form of documentation relative to Tenant's use of the Equipment and shall pay all costs in connection with its installation, maintenance, use and removal of the Equipment. Landlord reserves the right to require that Tenant remove any Equipment located in and serving the Demised Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or represent a dangerous or potentially dangerous condition, within three (3) days after written notice.

     (b) Landlord may (but shall not have the obligation to): (i) install new Equipment at the Property; (ii) create additional space for Equipment at the Property; and (iii) reasonably direct, monitor and/or supervise the installation, maintenance, replacement and removal of, the allocation and periodic reallocation of available space (if any) for, and the allocation of excess capacity (if any) on, any Equipment now or hereafter installed at the Property by Landlord, Tenant or any other party. Such rights shall not be in limitation of other rights that may be available to Landlord by Law or otherwise. If Landlord exercises any such rights, Landlord may charge Tenant for the costs attributable to Tenant, or may include those costs and all other costs in Operating Expenses (including without limitation, costs for acquiring and installing Equipment and risers to accommodate new Equipment and spare Equipment, any associated computerized system and software for maintaining records of Equipment connections, and the fees of any consulting engineers and other experts); provided, any capital expenditures included in Operating Expenses hereunder shall be amortized (together with reasonable finance charges).

     (c) Notwithstanding anything to the contrary contained in Section 35, Landlord reserves the right to require that Tenant remove any or all Equipment installed by or for Tenant within or serving the Premises upon the expiration or earlier termination of this Lease, provided Landlord notifies Tenant prior to or within thirty (30) days following such expiration or termination. Any Equipment not required to be removed pursuant to this Article shall, at Landlord's option, become the property of Landlord (without payment by Landlord). If Tenant fails to remove such Equipment as required by Landlord, or violates any other provision of this Article, Landlord may, after twenty (20) days written notice to Tenant, remove such Equipment or remedy such other violation, at Tenant's expense (without limiting Landlord's other remedies available under this Lease or applicable Law). Tenant shall not, without the prior written consent of Landlord in each instance, grant to any third party a security interest or lien in or on the Equipment, and any such security interest or lien granted without Landlord's written consent shall be null and void. Except to the extent arising from the intentional or negligent acts of Landlord or Landlord's agents or employees, Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant's use of any Equipment will be free from the following (collectively called "Equipment Problems"): (x) any eavesdropping or wire-tapping by unauthorized parties; (y) any failure of any Equipment to satisfy Tenant's requirements; or (z) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Equipment by or for other tenants or occupants at the Property, by any failure of the environmental conditions or the power supply for the Property to conform to any requirements for the Equipment or any associated equipment, or any other problems associated with any Equipment by any other cause. Under no circumstances shall any Equipment Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant's obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Equipment Problems.

     38. Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time after written notice, but in no event later than thirty (30) days after written notice by Tenant to Landlord, and to the holder of the first mortgage covering the Demised Premises, or to its successor in interest whose name and address shall have theretofore been furnished to Tenant in writing, specifying therein that Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. In no event shall Tenant have the right to terminate this Lease as a result of Landlord's default and Tenant's remedies shall be limited to damages and/or an injunction.

     39. Miscellaneous. (a) Words of any gender used in this Lease shall be held or construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

     (b) The terms, covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to assign any of its rights and obligations under this Lease and Landlord's grantee or Landlord's successor, as the case may be, shall upon such assignment, become Landlord hereunder, thereby freeing and relieving the grantor or assignor, as the case may be, of all covenants and obligations of Landlord hereunder. In the event of any sale or other transfer of the Development, Landlord and its agents shall be entirely freed and relieved of all agreements, obligations and liabilities of Landlord hereunder. Tenant agrees to attorn to such grantee or successor. Nothing herein contained shall give any other tenant in the Development or the Building any enforceable rights either against Landlord or Tenant as a result in the Development or the Building any enforceable rights either against Landlord or Tenant as a result of the covenants and obligations of either party set forth herein. If there is more than one Tenant, the obligations of Tenant shall be joint and several. Any indemnification of, insurance of, or option granted to Landlord shall also include or be exercisable by Landlord's agents and employees.

     (c) The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

     (d) This Lease, together with the Exhibits and documents listed in the Table of Contents hereto (which collectively are hereby incorporated where referred to herein and made a part hereof as though fully set forth), contains all the terms and provisions between Landlord and Tenant relating to the matters set forth herein and no prior or contemporaneous agreement or understanding pertaining to the same shall be of any force or effect, except any such contemporaneous agreement specifically referring to and modifying this Lease, signed by both parties. Without limitation as to the generality of the foregoing, Tenant hereby acknowledges and agrees that Landlord's management, brokerage and field personnel are only authorized to show the Premises and negotiate terms and conditions for leases subject to Landlord's final approval, and are not authorized to make any agreements, representations, understandings or obligations, binding upon Landlord, respecting the condition of the Demised Premises or Development, suitability of the same for Tenant's business, or any other matter, and no such agreements, representations, understandings or obligations not expressly contained herein or in such contemporaneous agreement shall be of any force or effect. Neither this Lease, nor any Riders or Exhibits referred to above may be modified, except in writing signed by both parties. The Tenant acknowledges that it has not been induced to enter into this Lease by any representations or warranties not set forth in this Lease. Tenant and its independent advisors believe that this Lease is the product of all of their efforts, that it expresses their agreement and therefore they agree that it should not be interpreted in favor of either Landlord or Tenant or against either Landlord or Tenant merely because of their efforts in preparing it.

     (e) All obligations of Tenant not fully performed as of the expiration or earlier termination of the Term of this Lease shall survive the expiration or earlier termination of the Term, including without limitation, all payment obligations with respect to Operating Expenses and Taxes and all obligations concerning the condition of the Demised Premises, pay to Landlord an Additional Rent Deposit, as estimated by Landlord, of Tenant's obligation hereunder for Operating Expenses and Taxes. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with an excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any security deposit held by Landlord shall be credited against the amount payable by Tenant under this Section. The vacation of the Building or more into the Building by Tenant shall be governed by such reasonable rules and regulations adopted by Landlord from time to time, provided such rules and regulations are uniformly applied to all tenants.

     (f) If any provision of this Lease, or the application thereof to any person or circumstance, shall be invalid or unenforceable under applicable law, such event shall not affect, impair or render invalid or unenforceable the remaining provisions of this Lease nor shall it affect the application of any provision hereof to other persons or circumstances, and it is also the intention of the parties to this lease that in lieu of each such provision of this Lease that is invalid or unenforceable, there be added as a part of this Lease a provision as similar in terms to such invalid or unenforceable, there be added as a part of this Lease a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid or enforceable.

     (g) Submission and negotiation of this Lease shall not be deemed to be a reservation of the Demised Premises. Landlord shall not be bound hereby until its delivery to Tenant of an executed copy hereof signed by Landlord, already having been signed by Tenant, and until such delivery Landlord reserves the right to exhibit and lease the Demised Premises to other prospective tenants. Tenant agrees that its execution of this Lease constitutes a firm offer to enter the same which may not be withdrawn for a period of thirty (30) days after delivery to Landlord. Notwithstanding anything contained herein to the contrary Landlord may withhold delivery of possession of the Demised Premises from Tenant until such time as Tenant has paid to Landlord the security deposit required hereunder and the first month's rent as required hereunder, and any other sums required hereunder.

     (h) If Tenant is a corporation, partnership, limited liability company, trust or other legal entity, each individual executing this Lease on behalf of said entity represents and warrants that such entity has been duly formed and has the power and authority to enter into this lease and that he is duly authorized to execute and deliver this Lease on behalf of said entity, in accordance with the organizational and operational documents of said entity, and that this Lease is valid and binding upon said entity and enforceable in accordance with its terms. Tenant agrees to furnish to Landlord, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of Tenant to enter into this Lease.

     (i) Neither this Lease nor any memorandum of lease or short form lease shall be recorded by Tenant.

     (j) This Lease does not grant any legal rights to "light and air" outside the Demised Premises nor any particular view or cityscape visible from the Demised Premises.

     (k) With respect to any provision of this Lease which provides, in effect, that Landlord shall not unreasonably withhold or unreasonably delay any consent or any approval, Tenant, in no event, shall be entitled to make, nor shall Tenant make, any claim for, and Tenant hereby waives any claim for money damages; nor shall Tenant claim any money damages by way of setoff, counterclaim or defense, based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed any consent or approval; but Tenant's sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment.

     40. Governing Law. All of the terms, conditions and provisions of this Lease shall be interpreted in accordance with, and controlled by, the laws of the State of Maryland (except that the conflicts of laws provisions thereof shall not apply).

     The parties intending to be bound hereby execute or cause this Lease to be executed as of the date first above written.

LANDLORD:                               TENANT:

XXI OFFICE PLAZA ASSOCIATES             TEK DIGITEL, INC.

By: SRA/Century XXI-GP, Inc.            By:
    Its General Partner

/s/ Clifford M. Stein                   /s/ Thomas Yang
-------------------------------------   ----------------------------------------
Name: Clifford M. Stein                 Name: Thomas Yang
Title:   President                      Title:    COO

Witnessed by:                           Witnessed by:

/s/                                     /s/
-------------------------------------   ----------------------------------------
Vice President                          Sales Associate


Lease reference date: October 8, 1999

                                      RIDER

     This Rider dated this ______ day of October, 1999 is to that certain lease agreement of even date herewith ("Lease") by and between XXI OFFICE PLAZA ASSOCIATES ("Landlord") and TEK DIGITEL, INC., a Maryland corporation ("Tenant").

     R-1. Conflicts. The provisions set forth in this Rider supersede any contradictory provisions in the Lease and supplements the Lease as the context requires.

     R-2. Cancellation Option. Tenant shall have the right, notwithstanding the "Term" of this Lease, to terminate this Lease prior to the expiration of the Term, such right of termination being effective on as of the last day of the thirty-sixth (36th) calendar month of the Term hereof ("Cancellation Date"), subject to and upon satisfaction of the following terms and conditions:

     (a) Tenant provides Landlord with advance notice of its exercise of the cancellation option at a minimum of six (6) months' prior to the Cancellation Date accompanied by payment of termination consideration equal to the sum of (i) Landlord's unamortized leasing costs (assuming a five (5) year amortization schedule) which costs shall be inclusive of all professional fees, leasing commissions and tenant improvement costs, incurred in connection with consummating this lease transaction, (ii) the product of six (6) times the Monthly Base Rent otherwise due and payable for the thirty-seventh (37th) calendar month of the Term plus (iii) a reasonable market rate of interest on the unamortized leasing costs from the Commencement Date to the Cancellation Date.

     (b) Neither the notice by Tenant of its election to exercise its option to terminate this Lease, nor the expiration of the six (6) month period following the notice of election to terminate, nor the payment of the Termination Consideration shall cure any default of Tenant under this Lease or relieve Tenant from any of its obligations under this Lease which may have or may accrue in favor of Landlord prior to the Cancellation Date (including, but not limited to, the obligations to pay Annual or Monthly Base Rent, or Tax and Operating Expense Rent Adjustment, other Rent or Adjustments, however described or occurring, and any other amounts due or to become due to Landlord under this Lease), or which may accrue upon or by reason of the termination of the Term and the vacation of (or failure to vacate) the Premises by Tenant; and Tenant specifically understands and agrees that notwithstanding the termination of this Lease pursuant to this paragraph, the obligations of Tenant hereunder inclusive of the Cancellation Date and such rights such as in respect to Tax and Operating Expense Rent Adjustments as survive the expiration of the Term shall survive such termination of this Lease.

     (c) On or prior to the Cancellation Date, Tenant shall surrender possession of the Premises to Landlord in broom clean condition.


     (d) Tenant may only exercise the Cancellation Option, and an exercise thereof shall only be effective, if at the time of Tenant's exercise of said option and on the Cancellation Date, this Lease is in full force and effect and there is no Default by Tenant under this Lease or the giving of notice will constitute a Default, and (inasmuch as said option is intended only for the benefit of the original Tenant named in this Lease) the entire Premises are occupied by the original Tenant named herein and said Tenant has not assigned this Lease or sublet any portion of the Premises.


     Provided that Tenant shall have complied with all of the requirements of this Paragraph, upon the Cancellation Date this Lease shall terminate as if the full Term as otherwise provided bad expired in accordance with the terms of this Lease, and thereafter Landlord and Tenant shall have no further obligation to one another, except as provided in Subparagraph (b) above or as may be otherwise provided in this Lease relative to the expiration of the Term.

     R-3. Communications Equipment License. The Tenant shall be granted a license to install and operate communications equipment upon the roof of the

Building, pursuant to the terms and covenants and subject to the conditions set forth in a license agreement to be entered into between Landlord and Tenant substantially in the form of the agreement attached to this Lease as Exhibit "C".

     R-4. Extension Option. (a) The Landlord hereby grants to the Tenant an option to extend the Term of this Lease ("Extension Option") for one (1) consecutive period of five (5) years commencing immediately after the expiration of the Term on the same terms, covenants and conditions contained in this Lease, except as provided herein. Tenant shall exercise the Extension Option on or before January 1, 2004, time being of the essence.

     (b) Tenant may only exercise its Extension Option, and an exercise thereof shall only be effective, if at the time of Tenant's exercise and on the commencement date of the extension period: (i) the Lease is in full force and effect; (ii) there is no Default by Tenant under any terms, covenants or conditions of the Lease and no event has occurred which, with the passage of time or the giving of notice or both would constitute a Default; and (iii) Tenant has not assigned the Lease or subleased the Premises. If the Extension Option is not exercised by January 1, 2004, the Extension Option shall thereupon expire and be of no further force or effect.

     (c) Such Extension Option can only be exercised in respect of the entire Premises and Tenant shall have no right to exercise the Extension Option as to less than the entire Premises.

     (d) The Annual Base Rent payable during the extension option period with respect to the Premises shall be equal to the then "current market rental rate" (hereinafter defined) for Base Rent per square foot of rentable area, for lease terms of five (5) year duration commencing on or about the commencement date of the extension option period, multiplied by the rentable area of the Premises. For purposes of this Paragraph R-4, the "current market rental rate" shall be the then prevailing rental rate as determined in good faith by Landlord, for improved space in the Building or the Development comparable to the Premises in area, location and degree of improvements (to the extent that quoted rental rates in the Building or the Development vary with regard to area, location and degree of improvements). In addition to the Annual Base Rent, additional rent at the "current market rental rate" shall be payable during the extension option period, which prevailing rental rate shall include (i) the prevailing provisions for periodic escalation adjustments to Annual Base Rent; and (iii) the prevailing provisions in respect of Taxes and Operating Expenses. In no event, however, shall the Annual Base Rent for the first year of the extension option period be less than. the adjusted Annual Base Rent payable for the last year of the original Term with the base rent for subsequent years to be subject to adjustment as set forth in clause (i) above.

     (e) No additional options to extend the Term shall be construed to be created by the Extension Option or the exercise thereof and no other inapplicable provisions such as, but not limited to, any obligation to construct improvements or make any contribution toward the construction of improvements shall be construed to govern the extension option period.

     (f) Prior to the commencement date of the extension option period at Landlord's request Tenant shall enter into a written supplement to the Lease confirming the terms, covenants and conditions applicable to that extension option period as determined in accordance herewith, with such revisions to the rental provisions of this Lease as may be necessary to conform such provisions to the rental provisions applicable to the extension option period.

     R-5. Landlord's Work. (a) Landlord shall, at its own expense, deliver the Premises to Tenant with the work completed (the "Work") as depicted on the Space Plan attached to this Lease as Exhibit "D", all in accordance with Building Standard specifications.

     (b) Landlord shall, at its own expense, paint the previously painted walls of the Premises to Building Standard colors. It is expressly understood that under Building Standard, Tenant shall be limited to one color selection in any room or area.

     (c) Landlord shall, at its own expense, carpet the Premises to Building Standard with any carpet selected by Tenant from Landlord's Building Standard carpets. It is expressly understood that the carpeting shall be deemed to be a permanent leasehold improvement and shall, accordingly, not be removed from the Premises upon the termination or expiration of the Lease.

     (d) Landlord has not agreed to perform any other work in the Premises, and all other work necessary to complete the Premises shall be done at Tenant's sole cost and expense, in accordance with the terms and conditions of the Lease. If at Tenant's request, Landlord agrees to do any work in connection with the completion of the Premises, such other work shall be done at Tenant's sole cost and expense, as an extra, in accordance with plans, drawings, and specifications furnished by Tenant, subject to the approval of Landlord. Prior to commencing any additional work, Landlord shall submit to Tenant written estimates of the cost thereof and if Tenant shall fail to approve such estimates within seven (7) days from the receipt thereof, the same shall be deemed to be disapproved and Landlord shall not be authorized to proceed with such additional work and Tenant shall be deemed to have abandoned its request therefor. If the estimates are approved and Landlord proceeds with such additional work, Tenant shall pay Landlord the cost thereof (including direct costs for rubbish removal, hoisting, permits, and similar items) plus fifteen percent (15%) of said cost for Landlord's supervision and construction management services, upon being billed therefore at any time and from time to time.

     R-6. Parking. Landlord hereby provides to Tenant a license to use during the Term of this Lease and renewal thereof at no daily or monthly charge twenty-four (24) non-exclusive and unreserved spaces in the parking garage facility on a first come, first served basis. Landlord, at its discretion, (i) may designate the specific space or areas where each vehicle shall be parked; and (ii) may change such designated areas from time to time. Upon written request by Landlord, Tenant shall furnish within thirty (30) days to Landlord the license numbers of all vehicles of Tenant's employees, which Tenant anticipates will use the parking garage facility. The foregoing license is subject to any restrictions of record. All employees of Tenant are to park in the parking garage facility with the front outdoor parking area reserved for visitors to the Development only.

     R-7. Access to Development. The Tenant shall have access to the garage parking facility and to its Premises in the Development on a twenty-four (24) hour, seven (7) day per week basis via electric card access system.


Landlord /s/ Clifford M. Stein
         -----------------------------

Tenant /s/ Thomas Yang
       -------------------------------

                                   EXHIBIT "A"

                                   FLOOR PLAN


   [In the original document, a floor plan of the demised premises appears.]

                                   EXHIBIT "B"

                              RULES AND REGULATIONS


     Tenant shall comply and cause its agents, employees and invitees to comply with all Rules and Regulations hereinafter set forth or hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Building and Development and their facilities and approaches. Landlord's current Rules and Regulations are as follows:

     (a) Any sign installed in the Demised Premises or anywhere within the Development shall be installed by Landlord at Tenant's cost and in such manner, character and style as Landlord may approve in writing. No sign, advertisement or notice shall be inscribe, painted or affixed on any part of the outside or inside of Demised Premises or Building, except on the directories and doors of office, and then only in such size, color and style as Landlord shall approve.

      (b) Tenant shall not advertise the business, profession or activities of the Tenant conducted in the Building in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities, and shall not use the name of the Building for any purpose other than that of business address of the Tenant, and shall never use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence without the Landlord's express consent in writing. Landlord shall have the right to prohibit any advertisement of any tenant in which the Landlord's opinion tends to impair the reputation of the Development or its desirability as a Development for offices or for financial, insurance or other institutions and businesses of like nature.

     (c) Tenant shall not obstruct, or use for storage, or for any purpose other than ingress and egress, the sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways of the Building. No freight, furniture or other bulky matter of any description will be received into the Building or carried in the elevators, except as approved by Landlord. All moving of furniture, material and equipment shall be under the direct control and supervision of Landlord.

     (d) No bicycle or other vehicle and no dog, other than seeing eye or hearing dog, or other animal shall be brought or permitted to be in the Development or any part thereof.

     (e) Tenant shall not make or permit any noise or odor that is objectionable to other occupants of the Building to emanate from the Demised Premises, and shall not create or maintain a nuisance thereon, and shall not disturb, solicit or canvass any occupant of the Building, and shall not do any act tending to injure the reputation of the Building.

     (f) Tenant shall not install any musical instrument or any electronic data processing equipment, sound system, computer processing facilities and business machines in the Building or any antennas, satellite dishes, aerial wires or other equipment inside or outside the Building, without, in each and every instance, prior approval in writing by the Landlord. The use thereof, if permitted, shall be subject to control by the Landlord to the end that others shall not be disturbed or annoyed by vibrations, noise, electrical interference or other disturbance.

     (g) Tenant shall not waste water by tying, wedging or otherwise fastening open any faucet.

     (h) No additional locks or similar devices shall be attached to any door or window. No keys for any door or window other than those provided by the Landlord shall be made. If more than two (2) keys for one (1) lock are desired by Tenant, Landlord may provide the same upon payment by Tenant. Upon termination of this Lease or of the Tenant's possession, Tenant shall surrender all keys of the Demised Premises and shall make known to Landlord the explanation of all combination locks on safes, cabinets, vaults and doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress and egress.

     (i) Tenant shall be responsible for protecting the Demised Premises and all property located therein and for the safety of all persons therein.

     (j) If Tenant desires telegraphic, telephonic, burglar alarm or signal service, Landlord will, upon request, direct where and how connections and all wiring for such service shall be introduced and run. Without such directions, no boring, cutting or installation or wires or cables is permitted.

     (k) Tenant shall not install or permit the installation of any awning, shades, draperies, blinds and the like other than those approved by Landlord in writing. Venetian blinds are to be kept in a down position.

     (l) Unless Landlord gives advance written consent in each and every instance, Tenant shall not install or operate any steam or internal combustion engine, boiler, machinery, refrigerating or heating device or air-conditioning apparatus in or about the Demised Premises, or carry on any mechanical business therein, or use the Demised Premises for housing accommodations or lodging or sleeping purposes, or do any cooking therein or install or permit the installation of any vending machines or use any illumination other than electric light, or use or permit to be brought into the Building any inflammable oils or fluids such as gasoline, kerosene, nephtha and benzene, or any explosive or other articles hazardous to persons or property.

     (m) Tenant shall not place or allow anything to be placed against or near the glass of partitions, doors or windows of the Demised Premises which may diminish the light in, or be unsightly from the exterior of the Building, public halls or corridors.

     (n) Tenant shall not install in the Demised Premises any equipment which uses a substantial amount of electricity without the advance written consent of the Landlord. Tenant shall ascertain from the Landlord the maximum amount of electrical current which can safely be used in the Demised Premises, taking into account the capability of the electric wiring in the Building and shall not use more than such safe capacity. Landlord's consent to the installation of electric equipment shall not relieve the Tenant from the obligation not to use more electricity than such safe capacity.

     (o) Landlord shall have the right to prescribe the weight and method of installation and position of safes or other heavy fixtures or equipment, and all damage done to the Building by taking in or removing safes or any other articles of Tenant's office equipment, or due to its being in the Demised Premises, shall be repaired at the expense of Tenant.

     (p) Tenant may not install carpet padding or carpet by means of a mastic, glue or cement without Landlord's prior written consent. Such installation shall be by tackless strip or double-faced tape only.

     (q) Tenant shall not, without Landlord's prior written consent in each instance, do any cooking, baking, heating, preparation, serving or selling of any foods or beverages in the Demised Premises, or permit the same to occur, except for coffee service and microwave ovens to service Tenant.

     (r) Tenant shall not allow its employees or invitees to loiter in the common areas of the Building.

     (s) The front parking lot is for visitors only. All tenants are to park in the parking garage located at the rear of the building.

                                   EXHIBIT "C"

                                LICENSE AGREEMENT

     This Agreement, made and entered into this ______ day of October, 1999, by and between XXI OFFICE PLAZA ASSOCIATES (the "Licensor") and TEK DIGITEL, INC., a Maryland corporation (the "Licensee").

     1. GRANT AND PURPOSE: Commencing on Licensor hereby grants to Licensee, and Licensee hereby accepts, a license to (a) install, maintain and operate for the term hereof, a satellite dish antenna more fully described on Appendix "A" attached hereto ("Antenna") having the size and weight specifications and frequency ranges described on Appendix "A" attached hereto at the location and mounted as described on Appendix "B" attached hereto, at the building known as Century XXI Office Complex, ("Building"), subject to all governmental laws, rules and regulations, including but not limited to local zoning ordinances and restrictions of record, in accordance with the following terms, covenants and conditions.

     2. GENERAL USE RESTRICTIONS. (A) Licensee may install, maintain, or use the Antenna in accordance with this License provided: (i) an acceptable amount of spare space for additional facilities shall be maintained for existing and future occupants, suppliers or utility companies of the Building, as determined in Licensor's reasonable opinion, (ii) if the use of the Antenna or its related equipment at any time may create an electromagnetic field exceeding normal insulation ratings or cause radiation higher than normal, the Antenna facilities shall be appropriately insulated to prevent such excessive electromagnetic fields or radiation, and (iii) Licensee's use does not unreasonably interfere with the use of similar equipment used by other occupants in the Building or the use of the roof area by Licensor for any purpose whatsoever. Licensor reserves the right to require that Licensee relocate or remove the Antenna upon any violation or the occurrence of these provisions, or upon any violation of any governmental laws, rules or regulations or restrictions of record or if the Antenna becomes a dangerous or potentially dangerous condition, if Licensee fails to correct such condition within three (3) days after written notice from Licensor to Licensee.

     (B) Licensee shall not, without the prior written consent of Licensor in each instance, grant to any third party a security interest or lien in or on the Antenna, and any such security interest or lien granted without Licensor's written consent shall be null and void. Licensor does not warrant that the Licensee's use or operation of the Antenna will be free from the following (collectively called "Facilities Problems"): (x) any eavesdropping or wire-tapping by unauthorized parties, (y) any failure of the Antenna to satisfy Licensee's requirements, or (z) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of communication facilities by or for other tenants or occupants at the Building, by any failure of the environmental conditions or the power supply for the Building to conform to any requirements for the Antenna or any associated equipment, or any other problems associated with the Antenna by any other cause. Under no circumstances shall any Facilities Problems, render Licensor or Landlord liable to Licensee for damages by reason of loss of profits, business interruption or other consequential damage, or relieve Licensee from performance of Licensee's obligations under this License or the "Lease" (as herein defined).

     3. TERM: The term of this License shall expire simultaneously with the expiration or earlier termination of the lease agreement (the "Lease") dated October ______, 1999 by and between the Licensor, as the landlord and Licensee, as the tenant, for premises known as Suite 201 located at the 20030 Century Boulevard, Germantown, Maryland (the "Premises") unless sooner terminated as provided herein.

     4. PERMITS AND LICENSES: Licensee, at its sole risk, effort and expense, will install, maintain and operate the Antenna in compliance with all laws, ordinances or regulations, federal, state or local, applicable thereto (collectively "Laws"), and secure all licenses or permits which are necessary in connection with this License or the Antenna. Licensee will give Licensor timely notice of any requirements, whether governmental or otherwise, with which Licensor must comply pertaining to the Antenna, and Licensee will bear any cost attendant to such compliance. Licensee will have the ongoing duty to assure that the operation of the Antenna continues to be in compliance with all Laws and that all required permits and licenses are maintained and kept current. Should the necessary governmental or other approvals, licenses or permits not be granted or after granted be withdrawn, canceled or terminated, then this License will immediately terminate, and both parties will be relieved of any further obligation to the other (except that Licensee's obligations under paragraphs 8 and 10 hereof shall survive any such termination).

     5. TAXES: Licensor hereby acknowledges that the Antenna, irrespective of the fact that the same may be affixed or attached to the premises and otherwise by operation of law would become or could be deemed to become a part of the premises, shall not be nor be deemed to be a part of the premises and shall at all times remain the sole and exclusive personal property of the Licensee. Licensee will pay all personal property, excise or other taxes, assessments and license fees relating to the operation of the Antenna.

     6. INSTALLATION: The parties anticipate that the installation of the Antenna at the location agreed upon may require alterations or additions and utility connections (the "Installation"). Licensee will install the Antenna in a good and workmanlike manner under the supervision of Licensor and pursuant to plans and specifications approved in advance by Licensor in writing. Licensee shall not make any alterations or additions to the Antenna without the prior written consent of Licensor, which consent shall not be unreasonably withheld, conditioned or delayed. In connection with the Installation, the Licensee shall secure appropriate final lien waivers executed and notarized by all parties performing services or providing materials.

     7. MAINTENANCE: Licensee will provide complete maintenance and repair services (i) for the Antenna, pertaining to appearance, cleaning, parts and labor (whether or not the defects are covered by manufacturer's warranties), with the objective of keeping the Antenna in good operating order, condition and repair; and (ii) for the portions of the Building and roof which Licensee utilized in respect of the Antenna, pertaining to the condition of the roof and building structure, with the Licensee being responsible for all damages and losses resulting from this License or from the acts or omissions of the Licensee, including but not limited to the invalidation of any roof warranty, with the objective of keeping the Building structure and roof in good condition and repair (collectively the "Maintenance") all of which will be performed under the supervision of Licensor. Licensor shall have the right at all times, and from time to time, to inspect the Antenna and its location for any purpose whatsoever. If Licensee ceases to perform its Maintenance obligations in accordance herewith, and such failure continues for more than ten (10) days after Licensor's written notice to Licensee, then Licensor may upon reasonable notice terminate this License, and Licensee shall within fifteen (15) days of such termination remove the Antenna and perform its Removal and Restoration obligations outlined in paragraph 8 hereof, immediately after such event. The foregoing ten (10) day grace period will be extended to thirty (30) days to the extent the failure cannot reasonably be cured by Licensee within such ten (10) day period and Licensee has commenced to cure and is diligently prosecuting the cure to completion during such ten (10) day grace period. Upon the foregoing termination, the Licensee's obligation to pay the monthly license fee shall likewise terminate.

     8. REMOVAL: Upon the expiration or earlier termination of the License, Licensee shall remove the Antenna and all improvements from the premises (the "Removal") and restore the location to its appearance and condition existing immediately before the original installation of the Antenna (the "Restoration"). The Removal and Restoration must be performed under the supervision of Licensor unless otherwise specified herein completed within thirty (30) days after the expiration or earlier termination of the License.

     9. SUBCONTRACTING AND RELATIONSHIP BETWEEN THE PARTIES: Licensee may subcontract all or any part of the Installation, Maintenance, Removal, or Restoration of the Antenna. Should any part of Licensee's responsibilities hereunder be subcontracted, such subcontractor shall be Licensee's sole responsibility and shall comply with all the terms, covenants and conditions herein as if said subcontractor were included in the term "Licensee". Licensee and its subcontractors shall at all times be independent contractors, and it is not the intent of Licensee or Licensor to create any type of lease, employment, agency, partnership or joint venture relationship.

     10. WAIVER, INDEMNIFICATION AND INSURANCE: (A) THE INSTALLATION, MAINTENANCE, OPERATION, USE, REMOVAL AND RESTORATION OF THE ANTENNA SHALL BE AT LICENSEE'S SOLE RISK, COST AND EXPENSE.

     (B) Licensee unconditionally remises, releases and forever discharges the Landlord (both the land trust and the beneficiary of the land trust) and Licensor, as well as their respective partners, officers, directors, shareholders, employees successors and assigns from, and waives all claims for, all losses, liabilities, damages and expenses of whatsoever nature, including reasonable attorneys' fees and all other costs of investigating, preparing or defending any threatened, pending or completed action, claim or proceeding of any kind or nature (collectively "Claims"), arising out of, incurred in connection with or resulting from, (i) the consequence of granting this License;
(ii) the Installation, Maintenance, Removal, Restoration, operation, existence or use of the Antenna or Premises, as the case may be; or (iii) any breach or default on the part of the Licensee hereunder; it being expressly understood and agreed that this release and waiver shall apply to any Claims asserted by any party, irrespective of whether or not such party is an employee, agent or contractor of the Licensee, and also irrespective of whether arising or alleged to arise from any joint or several act or omission of Landlord (both the land trust and the beneficiary of the land trust) or Licensor, or their respective officers, shareholders, directors, partners, employees, successors or assigns, whether concerning or relating to personal injuries or other harms, or property damage or loss, whether or not such have been caused directly or indirectly, or proximately or remotely, and whether such are anticipated or unanticipated.

     (C) Licensee unconditionally agrees to indemnify and hold harmless, and at the option of Landlord or Licensor or their successors or assigns defend at Licensee's sole cost (with counsel reasonably acceptable), the Landlord (both the land trust and the beneficiary of the land trust) and Licensor, as well as their respective partners, shareholders, officers, directors, employees, successors and assigns (collectively "Indemnities") from and against any and all loss, liability, damage and expense of whatsoever nature, including reasonable attorneys' fees and all other reasonable costs of investigating, preparing or defending any threatened, pending or completed action, claim or proceeding of any kind or nature (collectively "Claims"), arising out of, incurred in connection with or resulting from (i) the consequence of granting this License;
(ii) the Installation, Maintenance, Removal, Restoration, operation, use or existence of the Antenna or Premises, as the case may be; or (iii) any breach or default by Licensee hereunder; it being expressly understood and agreed that this indemnity shall apply to any Claims asserted by any party, irrespective of whether or not such party is an employee, contractor or agent of the Licensee, and also irrespective of whether arising or alleged to arise from any joint or several act or omission of Landlord (both the land trust and the beneficiary of the land trust) or Licensor, or their respective officers, shareholders, directors, partners, employees, successors or assigns, whether concerning or relating to personal injuries or other harms, or property damage or loss, whether or not such have been caused directly or indirectly or proximately or remotely, on anticipated or unanticipated. If pursuant to an election, Licensee's counsel defends any Claim on behalf of the Indemnitees, Licensee's counsel shall not enter into a settlement of any matter without the prior written consent of the party (or parties) who made the election.

     (D) Licensee shall purchase and maintain during the Term of this License:
(i) commercial general liability insurance covering property damage or destruction (including loss of use thereof) and bodily injuries, including death, along with contractual liability coverage, with a limit of not less than One Million Dollars ($1,000,000.00) for each occurrence; and (ii) workman's compensation insurance, with Maryland statutory limits, covering employer's liability. Such policies shall be secured from an insurance company with a Best rating or not less than an A 10 which company must be licensed to do business in the State of Maryland. Such policies shall include Landlord (both the land trust in which legal title to the premises is held and the beneficiary of said land trust) and its agent Licensor as additional named insureds. Upon execution hereof by Licensee, Licensee shall deliver a certificate of insurance to Landlord evidencing the foregoing coverages, which certificate shall state that the insurance coverage may not be changed or canceled without at least thirty
(30) days prior written notice to Landlord. Each policy evidencing the insurance carried by Licensee shall contain a clause indicating that such policy and the coverage evidenced thereby shall be primary with respect to the policies carried by Landlord, and that coverage carried by Landlord shall be excess insurance.

     (E) The covenants and agreements contained in this paragraph 10 shall survive the expiration or earlier termination of this Agreement.

     11. TERMINATION: (A) Notwithstanding any other provision of this License to the contrary, in the event of a fire or other casualty or other loss and, as a result thereof Licensee's Antenna is in a state of disrepair or is inoperable, then and in such event Licensee shall either install a new Antenna or repair the existing Antenna within thirty (30) days of such event, or the License shall immediately terminate.

     (B) If Licensee fails in any respect to perform any agreements, covenant or obligation in the license, then and in such event, the Licensor, after the continuance of any such failure or default for twenty (20) days after giving notice ("Default Notice") thereof to the Licensee, may terminate this License or may (but this shall not be deemed to impose an obligation on the Licensor so to do) cure such failure or default, on behalf of and at the expense of the Licensee. A default under this License shall be "ipso facto" a default under the Lease and a default under the Lease shall be "ipso facto" a default under the Lease shall be "ipso facto" a default under this License. If such failure or the default is not reasonably curable within the twenty (20) day time period allotted, notwithstanding the foregoing, if Licensee has commenced to cure the default or failure within the aforementioned twenty (20) day period and is proceeding promptly and diligently to cure such default or failure, then, provided no property or person is jeopardized thereby, the Licensor will refrain from pursuing its remedies for a reasonable period of time not to exceed the date which is sixty (60) days after the Default Notice.

     (C) If Licensee ceases to operate the Antenna, or if the operation of the Antenna at the location is determined in a judicial or administrative proceeding to be in violation of any law, rule or regulation, then and in such event, the license shall be terminated upon reasonable advance notice to the Licensee.

     (D) This License may be terminated by either party hereto upon sixty (60) days prior written notice to the other party.

     12. NOTICE: Notice hereunder shall be in writing and effected either by personal delivery, via recognized overnight courier service or by depositing the same in an official U.S. mail receptacle as certified mail, return receipt requested, postage prepaid, addressed, if to Licensor or Landlord, to c/o Licensor, 180 North Michigan Avenue, Suite 200, Chicago, Illinois, and if to Licensee, at its Premises in the Building, or such other address as either party may from time to time designate. Any notice given under this Agreement shall be in writing and deemed received when delivered if personally served or sent via overnight courier service or if mailed, three (3) days after placing same in an official U.S. mail receptacle.

     13. WAIVER: The rights and remedies of the parties hereunder and those provided by law shall be construed as cumulative and no one of them is exclusive of any other right or remedy hereunder or allowed by law, and shall be continuing rights, none of which shall be exhausted by being exercised on one or more occasions. A waiver by either party of any default, breach or failure of the other shall not be construed as a continuing waiver, or as a waiver of any subsequent or different default, breach or failure. In case of a breach by either party of any covenant, agreement or undertaking, the other party may accept from the party in breach any payment or payments hereunder without waiving any rights provided for herein with respect to any such breach.

     14. ASSIGNMENT: Licensee may not assign or transfer this License without the prior written consent of the Licensor. Any assignment or transfer in violation of this paragraph shall be void and confer no rights upon any third person.

     15. LIABILITY OF LANDLORD: The Landlord and its managing agent or any successor in interest shall not be subject to recourse or personal liability in respect to any of the terms, covenants or conditions of this License. The Licensee shall look solely to the equity of Landlord or any successor in interest in the building and the rents, issues, and profits derived therefrom for the satisfaction of the remedies of Licensee hereunder. It is mutually agreed that this clause is and shall be considered an integral part of this License. Such exculpation of personal liability is absolute and without any exception whatsoever.

     16. LIENS: Licensee covenants not to suffer or permit any lien of mechanics or materialmen or others to be placed against the building in connection with the Antenna. In case of any lien so attaching, Licensee shall immediately cause it to be released and removed of record or shall secure a bond sufficient to induce Chicago Title Insurance Company to endorse over such lien.

     17. MISCELLANEOUS: (A) This License constitutes the entire understanding of the parties and supersedes any prior written or oral negotiations or understandings.

     (B) It is the intention of the parties hereto that this License shall be construed and enforced in accordance with the laws of the State of Maryland, without reference to the conflicts of law provisions thereof.

     (C) If any provision of this License is held invalid or unenforceable, the remainder of this License shall not be affected thereby, and each other provision of this License shall be valid and enforceable to the fullest extent permitted by law.

     The parties hereto have caused this Agreement to be executed as of the date first above written.

LICENSOR:                               LICENSEE:
XXI OFFICE PLAZA ASSOCIATES             TEK DIGITEL, INC.
By: SRA/Century XXI-GP, Inc.
Its General Partner



By:                                     By:
   ---------------------------------       -------------------------------------
   Clifford M. Stein                       Name:
   President                                    --------------------------------
                                           Title:
                                                 -------------------------------

                                   EXHIBIT "D"

                                   WORKLETTER

     This is the Workletter referred to in the lease to which this Exhibit "D" is attached (the "Lease") wherein the Tenant is leasing certain office space (the "Demised Premises") from the Landlord at the property known as XXI Century Office Plaza, Germantown, Maryland (the "Development"). Capitalized terms used herein, unless otherwise defined in this Workletter, shall have the respective meanings assigned to them in the Lease.

     1. Work. Landlord, at Landlord's sole cost and expense, shall provide the construction material, hardware and equipment and the labor to construct and install improvements (the "Work") to the Demised Premises in accordance with a Construction Plan to be prepared by Landlord in a manner consistent with the Space Plan attached hereto as Attachment "I". Landlord shall cause the Construction Plan to be prepared as soon as practicable following the receipt of such Space Plan and shall promptly thereafter deliver a copy of the Construction Plan to Tenant. Tenant shall have three (3) business days to approve the Construction Plan and returning same to Landlord. Once the Construction Plan is approved by Tenant, should a conflict arise between the provisions of this Workletter and the Construction Plan, the Construction Plan shall govern and control. Subject to the provisions of this Workletter, Landlord shall proceed diligently to cause the Work to be substantially completed in accordance with the terms and conditions of the Lease.

     Landlord agrees to pay all fees in connection with the Construction Plan (the "Plans"), to a maximum allowance of $6.00 per square foot.

     2. Additional Work. If Tenant wishes Landlord, prior to the commencement of the Term, to employ labor and to use items of material, hardware, equipment or decorating that exceed Landlord's obligation hereunder as limited to the term "Work" (such excess items are herein referred to collectively as "Additional Work"), Tenant shall, at its expense, cause drawings and specifications ("Additional Plans") for the Additional Work to be completed and submit such Additional Plans to the Landlord for its approval. Landlord shall not withhold its approval unreasonably if the Additional Work does not affect the structure or safety or the exterior appearance of the Development or the heating ventilating, air conditioning, plumbing or other mechanical systems of the Development. If Landlord approves the Additional Work as reflected in the Additional Plans, Landlord shall obtain and submit to Tenant estimates of the cost of the Additional Work. The cost of such Additional Work shall include the direct costs thereof, plus general conditions (including rubbish removal, hoisting, permits, field supervision and the like) plus the contractor's charges for overhead and fees, together with ten percent (10% of all such costs for overhead and construction management services, which fee shall be paid to Landlord, or its agent, as Landlord shall direct. Landlord shall not be obligated to proceed with such Additional Work until the cost set forth in such estimate is paid by Tenant to Landlord for deposit in Landlord's trust account for payment of the Additional Work as work progresses. Any deficit shall be paid to Landlord upon completion of such Additional Work and within seven (7) days after Landlord shall have furnished Tenant with bills for the complete costs thereof.

     Any Additional Work or alterations to the Demised Premises desired by Tenant after the commencement of the Term shall be subject to the provisions of
Section 11 of the Lease.

     3. Delays in Tenant Work. Notwithstanding the date provided in the lease for the commencement of the Term thereof to the contrary, Tenant's obligations to pay Rent thereunder shall not commence until Landlord shall have substantially completed all Work to be performed by Landlord, as set forth in Paragraph 1 hereof; provided, however, if Landlord shall be delayed in substantially completing the work for any reason set forth in the following Subsections (a) through (d) of this Section 3, then the Term of the Lease shall commence on the date otherwise provided therein and the payment of Rent thereunder shall not be affected or deferred on account of such delay:

          (a) Tenant's failure to timely furnish any information required for the preparation of the Plans as and when requested by Landlord; or

          (b) Any reason relating to the request by Tenant for, or the completion by landlord of, the Additional Work; or

          (c) Tenant's changes in the Work or the Plans after initial approval by Landlord and Tenant (notwithstanding Landlord's further approval of any such changes); or

          (d) Any other act, omission or delay by Tenant, its agencies, contractors interior space planner (due to actions or inactions of Tenant) or persons employed by any of such persons delaying the substantial completion of the Work, including actions by or on behalf of Tenant pursuant to Paragraph 4 hereof.

     4. Access by Tenant Prior to Commencement of Term. Landlord will permit Tenant and Tenant's agents, suppliers, contractors and workmen to enter the Demised Premises prior to the commencement of the Term to enable Tenant to do such things as may be required by Tenant to make the Demised Premises ready for Tenant's occupancy, provided that Tenant and its agents, contractors, workmen and suppliers and their activities in the Demised Premises and Development will not interfere with or delay the completion of the Work or Additional Work to be done by Landlord and will not interfere with other activities of Landlord or occupants of the Development, and only upon prior notice to Landlord. Such notice must specifcy the name of the licensed contractor, contact information, insurance compliance and certificates of insurance as per the Lease Agreement, and days and times of access desired. The Landlord shall have the right, on notice to Tenant, to cause Tenant or any such agent, contractor, workman or supplier to leave the Demised Premises and the Development if Landlord determines that any such interference or delay has been or may be caused. Tenant agrees that any such entry into the Demised Premises shall be at Tenant's own risk and Landlord shall not be liable in any way for any injury, loss or damage, which may occur to any of Tenant's property or Tenant's installations made in the Demised Premises and Tenant agrees to protect, defend, indemnify and save harmless Landlord, its partners and their respective agents from all liabilities, costs, damages, fees and expenses arising out of or connected with the activities of Tenant or its agents, contractors, suppliers or workmen in or about the Demised Premises or Development. In addition, prior to the initial entry to the Development or the Demised Premises by Tenant and by each contractor or subcontractor for Tenant, Tenant shall furnish Landlord with policies of insurance covering Landlord as an insured party with such coverages and such amounts as Landlord may then require in order to insure Landlord against liability for injury or death or damage to property of Landlord or its tenants by reason of such entry and any activity or work carried on, in or about the Development or the Demised Premises.

     5. Miscellaneous. (a) The Work shall be done by Landlord, or its designees, contractors or subcontractors, in accordance with the terms, conditions and provisions herein contained.

     (b) Except as herein expressly set forth or in the Lease, landlord has no agreement with Tenant and has no obligation to do any other work with respect to the Demised Premises. Any other work in the Demised Premises which Tenant may be permitted by Landlord to perform prior to commencement of the Term shall be done at Tenant's sole cost and expense and in accordance with the terms and conditions of the Lease, including, without limitation, Section 11, the terms and provisions of Paragraph 4 of this Workletter and such other requirements as Landlord deems necessary or desirable. Any additional work or alterations to the Demised Premises desired by Tenant after the commencement of the Term shall be subject to the provisions of Section 11 of the Lease.

     (c) Time is of the essence under this Workletter.

     (d) Any person signing this Workletter on behalf of the Landlord or Tenant warrants and represents he has authority to do so.

     (e) This Workletter shall not be deemed applicable to any additional office space added to the original Demised Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Demised Premises or any additions thereto in the event of a renewal or extension of the original Term of this Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.

     (f) With respect to any amounts owed by Tenant hereunder and not paid when due or Tenant's failure to perform its obligations hereunder, Landlord shall have all the rights and remedies granted to Landlord under the Lease for nonpayment of Tenant of any amounts owed thereunder or failure by Tenant to perform its obligations thereunder.

LANDLORD:                               TENANT:
XXI OFFICE PLAZA ASSOCIATES             TEK DIGITEL, INC.
By:  SRA/Century XXI-GP, Inc.
Its General Partner


By:  /s/ Clifford M. Stein              By: /s/ Thomas Yang
    ----------------------------------     -------------------------------------
    Clifford M. Stein                      Name: Thomas Yang
    President                                    -------------------------------
                                           Title COO
                                                 -------------------------------

                                                                        10/21/99

                                   EXHIBIT "D"

                                   SPACE PLAN


   [In the original document, a space plan for the demised premises appears.]

                                   EXHIBIT "E"

                  CLARIFICATIONS RELATING TO OPERATING EXPENSES


Operating Expense Exclusions

     (1)  original construction costs of the Building;

     (2) interest and amortization of funds borrowed by Landlord, whether secured or unsecured;

     (3)  reserves for repairs, maintenance and replacements;

     (4) costs or expenses associated with leasing space in the building or the sale of any interest in the building, including, without limitation, advertising and marketing, commissions or any amounts paid for or on behalf of a Tenant such as space planning, moving costs, rental and other tenant concessions;

     (5)  ground rents;

     (6) salaries, wages, or other compensation paid to employees or any property management organization whose salaries are deemed covered by a management fee (i.e., property manager, accounting or clerical personnel).

     (7) amounts paid to any partners, shareholder, officer or director of Landlord, for salary or other compensation;

     (8) costs of electricity outside normal business hours sold to tenants of the Building by Landlord or any other special service to tenants or services in excess of that furnished to Tenant whether or not Landlord receives reimbursement from such tenants as an additional charge;

     (9) Expenses for repairs, replacements or improvements arising from the initial construction of the Building to the extent such expenses are either: (i) reimbursed to Landlord by virtue of warranties from contracts or suppliers, or (ii) result by reason of deficiencies in design or workmanship except conditions resulting from ordinary wear and tear.

     (10) any amounts paid to any person, firm or corporation related or otherwise affiliated with Landlord or any general partner, officer or director Landlord or any of its general partners, to the extent same exceeds arms-length competitive prices paid in the Germantown area for the services or goods provided;

     (11) accounting or legal fees incurred in tenant disputes, or in procuring tenants, or for fees not related to the operation and maintenance of the building but personal to Landlord;

     (12) costs of repairs incurred by reason of fire or other casualty or condemnation to the extent Landlord receives compensation therefor through proceeds of insurance or condemnation awards;

     (13) cost of renovating or otherwise improving space for new tenants or in renovating space vacated by any tenant or any other work, exclusive of repairs and maintenance, which landlord performs for any tenant;

     (14) costs relating to maintaining Landlord's existence, either as a corporation, partnership, or other entity, such as trustee's fees, annual fees, partnership organization or administration expenses, deed recordation expenses, legal and accounting fees (other than with respect to Building operations);

     (15) costs incurred to remove any hazardous or toxic wastes, materials or substances from either the Building or Land;

     (16) capital improvements to the Building except where such items improve the operating efficiency of the building, as clarified in subparagraph 5.(2) of the Lease Agreement; and

     (17) depreciation of the building or any equipment, machinery, fixtures or improvements therein.

     Real Estate Taxes

     Any inheritance, estate, succession, transfer, gift tax, or capital levy shall not be included in real estate taxes and further, no franchise, corporation, income or profit tax calculated upon the Landlord's net income be passed through to the Tenant, except to the extent that if at any time during the Term of this Lease the methods of taxation prevailing at the commencement of the term of this Lease shall be altered so that in lieu of, or as a substitute for, the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed a tax, assessment, levy fee or other charge: (I) on or measured by the rents received therefrom; (ii) measured by or based in whole or in part upon the Building and Imposed upon Landlord; or (iii) measured by the rent payable by Tenant under this Lease, then all such taxes, assessments, levies, impositions, charges or fees or the part thereof so measured or passed, shall be deemed to be included within the term "real estate taxes".

                           SPACE ACCEPTANCE AGREEMENT

    This Memorandum is an Amendment to the Lease Agreement for space in the office building known as 20030 Century Boulevard of Century XXI Office Complex, Germantown, Maryland, heretofore executed between XXI OFFICE PLAZA ASSOCIATES, as Landlord and TEK DIGITEL, INC., as Tenant.

    Landlord and Tenant hereby agree that:

1. The Leased Premises are tenantable, the Landlord has no further obligation for construction, and Tenant acknowledges that both the Building and the Leased Premises are satisfactory in all respects.

2. The Commencement Date of the Lease Agreement is hereby agreed to be the 17th day of December, 1999.

3. The Expiration Date of the Lease Agreement is hereby agreed to be the 16th day of December 2004.

    All other terms and conditions of the Lease Agreement are hereby ratified and acknowledged to be unchanged.

    Agreed and executed on this 27th day of March, 2000.

                                       Landlord: XXI Office Plaza Associates
                                       By: SRA/Century XXI-G.P., Inc.
                                       Its General Partner



                                       /s/ Clifford M. Stein
                                       -------------------------------------
                                       By:     Clifford M. Stein
                                       Title:  President


                                       Tenant: Tek Digitel, Inc.


                                       /s/ Thomas Yang
                                       -------------------------------------
                                       By:     Thomas Yang
                                       Title:  COO